UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Unum Group

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April 10, 2007

Unum Group Stockholders:

We cordially invite you to the Annual Meeting of Stockholders. It will be held at 10:00 a.m. (EDT) on Friday, May 18, 2007 at the offices of Colonial Life & Accident Insurance Company, 1200 Colonial Life Boulevard, Columbia, South Carolina.

The purpose of the meeting is to consider and vote upon the following matters:

1.	The election of three directors for terms expiring in 2010;

2.	The approval of the Stock Incentive Plan of 2007;

3.	The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm; and

4.	The transaction of any other business that may properly come before the meeting.

Stockholders of record of the Company at the close of business on March 19, 2007 are entitled to notice of and to vote at the Annual Meeting of Stockholders and at any and all adjournments or postponements of the meeting. Please note our procedures for admission to the meeting described on page 4 of the Proxy Statement.

The Board of Directors recommends that you vote in favor of Items 1, 2 and 3, which are described in the attached Proxy Statement.

You can vote by proxy any one of three ways: mail, telephone or internet. You can also vote in person at the meeting. Detailed proxy voting instructions are provided both in the Proxy Statement and on the enclosed proxy card. Even if you plan to attend the meeting, we encourage you to vote promptly by proxy using one of the three ways provided.

Thank you for your support of Unum Group.

Sincerely,

Thomas R. Watjen

President and Chief Executive Officer

April 10, 2007

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10;00 a.m. Eastern Daylight Time on Friday, May 18, 2007
Place	Colonial Life & Accident Insurance Company 1200 Colonial Life Blvd. Columbia, SC 29210
Webcast	An audio webcast of the Annual Meeting will be available on our website at www.unum.com starting at 10:00 a.m. Eastern Daylight Time on May 18, 2007. An archived copy of the webcast will be available through June 1, 2007. Information on our website, other than our Proxy Statement and form of proxy, is not a part of our proxy soliciting material.
Items of Business

•      To elect three members of the Board of Directors, each for a term of three years.

•      To approve the Stock Incentive Plan of 2007.

•      To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2007 fiscal year.

•      To transact such other business as may properly come before the meeting.

Record Date	You can vote if you are a stockholder of record on March 19, 2007
Proxy Voting	Every stockholder’s vote is important. Please complete, sign, date and return your proxy form, or submit your vote and proxy by internet or telephone.
Annual Report to Stockholders	The Annual Report to Stockholders, including our audited financial statements for the fiscal year ended December 31, 2006, and the proxy card enclosed with this Proxy Statement are being mailed to stockholders of record on or about April 10, 2007.

Susan N. Roth

Vice President, Corporate Secretary,

and Assistant General Counsel

Why did I receive these proxy materials?

We are providing this Proxy Statement and the form of proxy in connection with the solicitation of proxies on behalf of the Board of Directors of Unum Group (“Unum,” “the Company,” “we,” “us,” or “our”) to be voted at the Annual Meeting of Stockholders (the “Meeting”) to be held on May 18, 2007, or any adjournment or postponement thereof.

When and where is the Meeting?

The Meeting will be held on May 18, 2007 at 10:00 a.m. Eastern Daylight Time, at the offices of our subsidiary, Colonial Life & Accident Insurance Company at 1200 Colonial Life Blvd., Columbia, S.C, 29210. There will be signs on the campus directing you to parking and the Meeting site.

Will I need a ticket to attend the Meeting?

You will need an admission ticket or proof of ownership of the Company’s common stock as of March 19, 2007, and valid picture identification (such as a driver’s license or passport) to enter the Meeting. An admission ticket is attached to your proxy card. Please detach the ticket and bring it with you to the meeting.

If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Meeting, a recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the Meeting without an admission ticket, we will admit you only if we are able to verify that you are a Company stockholder.

No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Meeting. For your safety and that of our other stockholders, we reserve the right to inspect all personal items prior to admission to the Meeting.

Will the Meeting be webcast?

The Meeting will be audio webcast on May 18, 2007. You are invited to access the webcast on our website at www.unum.com, under the Investors & Shareholders tab at 10:00 a.m. Eastern Daylight Time. Registration for the webcast is required. The webcast will be archived on our website through June 1, 2007.

Who can vote at the Meeting?

Holders of Unum common stock at the close of business on March 19, 2007, are entitled to receive this Notice and vote their shares. On that date there were approximately 342,710,235 shares of Unum common stock outstanding. The common stock is the only class of our equity securities entitled to be voted at the Meeting. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.

Who is the Holder of Record?

You may own stock either (1) directly in your name as the stockholder of record, in which case you are the Holder of Record, or (2) indirectly through a bank, broker or other nominee. If your shares are registered directly in your name, you are the Holder of Record and these proxy materials are being sent directly to you by the Company.

If you own your shares in a stock brokerage account or through a bank or other Holder of Record, you are the “beneficial owner” of shares held in “street name,” and these proxy materials have been forwarded to you by your broker, bank or other holder of record, who is considered to be the Holder of Record with respect to those shares. As the beneficial owner, you have the right to direct the Holder of Record how to vote your shares. You must follow the instructions provided to you by the Holder of Record in order to have your vote counted.

How do I vote?

You may vote by using any of the following methods:

By Mail

Complete, sign, and date the proxy card or voting instruction card and return it in the enclosed self-addressed, stamped envelope. Your vote by mail must be received by our tabulator, Computershare Investor Services, at Proxy Services c/o Computershare Investor Services, P.O. Box 43102, Providence, RI 02940-5068 by the close of business on May 17, 2007.

By Telephone

If you are the Holder of Record, you can vote by calling 1-800-652-VOTE (8683). This toll free number is also on the proxy card. Telephone voting is available 24 hours a day. Your vote by phone must be received by 1:00 a.m. Eastern Daylight Time, May 18, 2007. If you vote by telephone, you do not have to return your proxy card or voting instruction card. If you hold your shares in “street name,” please refer to the ballot provided to you by your broker, bank or other holder of record for telephone voting instructions.

By Internet

The website for Holders of Record to vote by internet is www.investorvote.com . Internet voting is available 24 hours a day. You will need your 6-digit control number from the enclosed proxy card. Your vote by internet must be received by 1:00 a.m. Eastern Daylight Time, May 18, 2007. If you vote by internet you do not have to return your proxy card or voting instruction card. If you hold your shares in “street name,” please refer to the ballot provided to you by your broker, bank or other holder of record for internet voting instructions.

In Person at the Meeting

You may also vote in person at the Meeting. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the meeting. If you intend to vote in person at the Meeting, please notify the tellers prior to the beginning of the Meeting.

How are votes counted?

All shares that have been properly voted, and not revoked, will be voted at the Meeting in accordance with your instructions. If you sign and return your proxy card, but do not indicate how you want your shares to be voted, the shares represented by that proxy will be voted as recommended by the Board of Directors:

FOR all the nominees for Director;

FOR approval of the Stock Incentive Plan of 2007; and

FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2007.

Proxies that are not signed or returned, including those not returned by banks, brokers, or other holders of record, will not be counted for quorum or voting purposes.

Directors are elected by a majority of the votes cast at the Meeting. For this purpose, our Bylaws provide that a majority of the votes cast means the number of votes “for” a director must exceed 50% of the votes cast with respect to that director. Votes “against” will count as a vote cast with respect to that director, but abstentions will not count as a vote cast with respect to that director. If a director is not elected, our Bylaws provide that the director shall offer to tender his or her resignation to the Board. The Governance Committee will make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. If the director who tenders his or her resignation is a member of the Governance Committee, that director will not participate in the Committee’s recommendation to the Board. The Board will act on the Governance Committee’s recommendation and publicly disclose its decisions and the rationale behind it within 90 days from the date of the certification of the election results.

A New York Stock Exchange (“NYSE”) member broker who holds shares in street name for a customer has the authority to vote on certain items if the broker does not receive instructions from the customer. The NYSE rules permit member brokers who do not receive instructions to vote on the election of directors and the proposal to ratify the appointment of our independent registered public accounting firm. The NYSE rules do not permit member brokers who do not receive instructions to vote on the Stock Incentive Plan of 2007 because it is a “non-discretionary” item. In tabulating the voting result for the Stock Incentive Plan of 2007, shares that constitute broker non-votes (1) are not considered entitled to vote on that proposal; (2) are counted for quorum purposes; and (3) are considered entitled to vote at the Meeting. Since approval of the Stock Incentive Plan of 2007 will require the affirmative vote of at least a majority of the votes of the stockholders represented and entitled to vote at the Meeting, broker non-votes will have the same effect as votes “Against” the matter. Abstentions also have the same effect as votes “Against” the Stockholder Proposal.

How can I revoke my proxy or change my vote?

If you are a Holder of Record, you can revoke your proxy before it is exercised by giving written notice to our Corporate Secretary; timely delivering a valid later-dated proxy or a later-dated vote by telephone or on the internet; or voting by ballot at the Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other Holder of Record. You may also vote in person at the Meeting if you obtain a legal proxy from your broker, bank or other Holder of Record and present it to the inspectors of election with your ballot at the Meeting.

What vote is required?

A quorum is required to transact business at the Meeting. We will have a quorum if the holders of at least a majority of the shares entitled to vote are present at the Meeting, either in person or by proxy.

If a quorum is present, the affirmative vote of majority of the votes cast at the Meeting is required to elect each of the directors. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2007 and approval of the Stock Incentive Plan of 2007 will require the affirmative vote of at least a majority of the votes entitled to be cast by the stockholders represented and entitled to vote at the Meeting.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies from our stockholders. Proxies will be solicited by mail, e-mail, and may also be solicited personally or by telephone by our directors, officers and employees. We have also retained the services of Innisfree M&A Incorporated a proxy soliciting firm, to assist us in distributing and soliciting the proxies for the Meeting, and Computershare Investor Services to provide certain administrative services in connection with distributing the proxies for the Meeting . We will pay Innisfree a fee of $25,000 and reasonable out-of-pocket expenses. We will make appropriate arrangements with brokerage houses, banks and other custodians, nominees and fiduciaries to help solicit proxies from the beneficial owners of shares held of record by such persons.

Who will count the votes?

Representatives of our transfer agent, Computershare Investor Services, will tabulate the votes and act as inspectors of election.

BOARD AND COMMITTEE INFORMATION AND MEMBERSHIP

During 2006, our Board of Directors met nine times. Each of our incumbent directors attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors (held during the period for which each was a director) and (b) the total number of meetings held by all committees of the Board on which a director served (during the periods that such director served). In addition to executive sessions of the standing committees, the non-management members of the Board met five times in executive session during 2006, and the independent directors met one time in executive session during 2006. The Chairman of the Board and lead independent director, Jon S. Fossel, presides over the executive sessions of the non-management and independent directors.

As stated in our Corporate Governance Guidelines, all directors are expected to make every effort to attend the Annual Meeting of Stockholders and meetings of the Board and committees of which they are members. All members of our Board with the exception of William J. Ryan attended our Annual Meeting of Stockholders in 2006.

Standing Committees of the Board

	Term Expires	Audit	Governance	Human Capital	Finance	Regulatory Compliance
E. Michael Caulfield	2007
Jon S. Fossel	2008
Pamela H. Godwin	2009
Ronald E. Goldsberry	2007
Thomas Kinser	2009
Gloria C. Larson	2008
Hugh O. Maclellan, Jr.	2007
A.S. MacMillan, Jr.	2009
Edward J. Muhl	2009
Michael J. Passarella	2007
William J. Ryan	2008
Thomas R. Watjen	2008

The Board of Directors has five standing committees: Audit, Human Capital, Finance, Governance and Regulatory Compliance. In addition to the duties described below and contained in their respective charters, each committee may be assigned additional duties by the Board from time to time, and each is charged with reporting its activities to the Board. The charters of the standing committees have been revised to reflect current requirements and are available free of charge on the Company’s website at www.unum.com, under Investors & Shareholders – Corporate Governance – Committee Charters and Composition. Copies of the Committee Charters are available without charge from the Office of the Corporate Secretary, Unum Group, 1 Fountain Square, Chattanooga, Tennessee, 37402, or by calling toll-free 1-800-718-8824.

Audit Committee

Members as of December 31, 2006, were C. William Pollard, Jon S. Fossel, Ronald E. Goldsberry, and Michael J. Passarella (Chairman). Mr. Pollard retired effective December 31, 2006. E. Michael Caulfield became a member of the Audit Committee effective January 1, 2007. The committee met 12 times during 2006. All members of the Audit Committee are independent and otherwise satisfy requirements within the meaning of the SEC regulations, the listing standards of the NYSE, and our Corporate Governance Guidelines to serve as members of the Audit Committee. The Board has determined that two members of the Audit Committee, Michael J. Passarella and E. Michael Caulfield, are “audit committee financial experts” as defined by SEC regulations. Both Mr. Passarella and Mr. Caulfield also have accounting or related financial management expertise within the meaning of the listing standards of the NYSE. All members of the Audit Committee have been determined by the Board to be “financially literate” as required by the NYSE listing standards. Information regarding the functions of the Audit Committee is described below under the heading “Audit Committee Report.”

Human Capital Committee

Members as of December 31, 2006, were William J. Ryan (Chairman), Pamela H. Godwin, Thomas Kinser and A.S. (Pat) MacMillan, Jr. The committee met 6 times during 2006. All members of the Human Capital Committee are independent and otherwise satisfy the requirements of SEC regulations, the listing standards of the NYSE, and our Corporate Governance Guidelines to serve as members of the Human Capital Committee and are “Non-Employee Directors” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934 and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code.

The Committee oversees the compensation and benefit strategies of the Company. The Committee’s Charter reflects its responsibilities and the Committee and the Board periodically review and revise the Charter. Under the Charter, the Committee has overall responsibilities:

•	to review and approve the CEO’s compensation;
•	to review and approve compensation for the other senior executives;
•	to review and approve the compensation plans and policies for officers;
•	in consultation with executive management, to oversee regulatory compliance with respect to compensation matters;
•	to review and recommend to the Board the compensation of directors;
•	to review and recommend to the Board any equity-based compensation plan;
•	to generally oversee actions related to the Company’s benefit or ERISA plans;
•	to prepare an annual report of the Committee for inclusion in the Company’s proxy statement as required by regulations of the SEC; and
•	to conduct an annual performance evaluation of the Committee.

The Executive Compensation group in our Human Resources Department supports the Committee in its work. The Committee has engaged Towers Perrin as its independent compensation consultant since 2003. Towers Perrin advises the Committee on the principal aspects of executive compensation, including the competitiveness of program design and award values, and prepares an executive compensation analysis with respect to the named executive officers and other executives. Towers Perrin generally attends meetings of the Committee, participates in executive sessions without members of management in attendance, and also communicates with members of the Committee outside of meetings. Towers Perrin reports directly to the Committee, although the consultants may meet with management from time to time for purposes of gathering information on proposals that management may make to the Committee. In addition to the services for which the Committee has engaged Towers Perrin, management has also engaged the firm to provide the following administrative services: compensation survey administration, sourcing of market data for job evaluations and competitive market assessments of salary ranges.

Human Capital Committee Interlocks and Insider Participation

None of the members of the Human Capital Committee were officers or employees of the Company or any of its subsidiaries during the last fiscal year, or at any other time. During the last fiscal year, none of the members of the Human Capital Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K and none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Board of Directors.

Finance Committee

Members as of December 31, 2006, were Jon S. Fossel (Chairman), Edward J. Muhl, and Michael J. Passarella. E. Michael Caulfield joined the Committee and became its Chairman effective January 1, 2007. The committee met seven times during 2006. All members of the Finance Committee are independent and otherwise satisfy the requirements of our Corporate Governance Guidelines. The Finance Committee develops and monitors appropriate policy and strategies to guide and govern the lending and investment of funds we hold. In accordance with state insurance statutes, the Finance Committee has established and oversees an Investment Subcommittee to carry out the daily activities required to authorize and oversee the loans and investments of our insurance subsidiaries.

Governance Committee

Members as of December 31, 2006, were A.S. (Pat) MacMillan, Jr., (Chairman), Pamela H. Godwin, Gloria C. Larson, C. William Pollard (who retired effective December 31, 2006), and William J. Ryan. The Governance Committee met seven times during 2007. All members of the Governance Committee are independent and otherwise satisfy the requirements of our Corporate Governance Guidelines. The Governance Committee’s primary responsibilities include oversight of [compliance with] our corporate governance guidelines, reviewing the criteria for selecting new directors and seeking qualified candidates for the Board, developing and implementing a process for evaluating the Board and its members as a whole, and periodically reviewing and making recommendations to the Board regarding membership on the Board’s standing committees.

Regulatory Compliance Committee

Members as of December 31, 2006, were Ronald E. Goldsberry (Chairman), Thomas Kinser, Gloria C. Larson, and Edward J. Muhl. The Regulatory Compliance Committee met twelve times during 2006. All members of the Regulatory Compliance Committee are independent and otherwise satisfy the requirements of our Corporate Governance Guidelines. The Regulatory Compliance Committee’s primary responsibility is oversight with regard to state and federal insurance regulatory matters that arise in connection with our business that are not presently covered as part of the specifically delegated responsibility of one of the other standing committees of the Board, such as financial matters with the Audit Committee. The Regulatory Compliance Committee has specific oversight responsibility with regard to our compliance and our insurance subsidiaries’ compliance with applicable laws concerning market conduct and compliance with the Plan of Corrective Action entered into by certain of our insurance subsidiaries as part of the Regulatory Settlement Agreements under the Multistate Market Conduct Examination (“RSA”) and the California Settlement Agreement (“CSA”). Information with respect to the RSA and CSA is posted on our website at www.unum.com/newsroom.

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to oversee our financial reporting process on behalf of the Board of Directors and is more fully described in its charter, which is available on the Company’s website www.unum.com – Investors & Shareholders – Corporate Governance – Committee Charters and Composition and is also available without charge from the Office of the Corporate Secretary, Unum Group, 1 Fountain Square, Chattanooga, Tennessee, 37402, or by calling toll-free 1-800-718-8824.

Management has the primary responsibility for our financial statements and the reporting process, including the establishment and effectiveness of our systems of internal controls over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Our independent registered public accounting firm (“independent auditor”) is responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of these financial statements with generally accepted accounting principles and for auditing management’s assessment of the effectiveness of internal control over financial reporting. The independent auditors report directly to the Audit Committee, and the Committee is responsible for the appointment, compensation and oversight of the work performed by the independent auditors.

The Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61 (as amended). In addition, the Committee has discussed the independent auditor’s independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and considered the compatibility of nonaudit services with the auditors’ independence.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held twelve meetings during the year ended December 31, 2006.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that our audited financial statements for the year ended December 31, 2006 be included in our Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Michael J. Passarella, Chairman

E. Michael Caulfield

Jon S. Fossel

Ronald E. Goldsberry

REPORT OF THE GOVERNANCE COMMITTEE

Selection of Nominees for the Board

The Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as by management and stockholders. The Committee retains a national executive search firm primarily to help the Committee identify candidates for the Board, obtain information about prospective candidates’ backgrounds and experience, determine the candidates’ levels of interest in becoming a director of our Company, and make arrangements for meetings with prospective candidates. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary in writing at Unum Group, 1 Fountain Square, Chattanooga, Tennessee, 37402, in a timely manner accompanied by the information required pursuant to the provisions of the Company’s Bylaws relating to stockholder nominations as described below in “Additional Information — Nominations — Notice Requirement and Procedures”, or as later modified and disclosed on our website at www.unum.com — Investors & Shareholders — Corporate Governance — Bylaws.

Once the Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on information provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate. This may be supplemented by information from the search firm assisting the Committee, or by inquiries to the person making the recommendation, or others. The preliminary determination to proceed further is based primarily on the need for additional Board members and the likelihood that the prospective nominee satisfies the evaluation factors described below. The Committee evaluates the prospective nominee against the general criteria set forth in the Company’s Corporate Governance Guidelines, including:

•	Personal qualities and characteristics that provide evidence of a reputation for high ethical conduct, integrity, sound judgment and accountability for one’s decisions and actions;

•	Current knowledge and experience in one or more core competencies that will enable the Board to cover adequately the core competencies needed on the Board;

•	Commitment of time that is sufficient for the Board and committee to fulfill its responsibilities;

•	Collegial effectiveness so that each member’s skills and personality fit with other directors in building a Board that is effective and responsive to the needs of the Company;

•	Diversity in viewpoints, gender, ethnic background, age, professional experience and other demographics;

•	The willingness of the prospective nominee to meet the equity ownership guideline; and

•	If the person is being considered for a position as an independent director, whether the requirements for independence are satisfied.

The Committee also considers the number of other public company boards and audit committees on which a prospective nominee serves, in keeping with the policy adopted in the Corporate Governance Guidelines that limits the number of public company boards on which a director of the Company serves to no more than three in addition to the Company’s Board. The Corporate Governance Guidelines further limit members of the Audit Committee of the Board to serving on no more than two other audit committees of public companies.

The Committee also considers other experience or qualifications it deems appropriate from time to time, including the current composition of the Board, any needs of the Board in areas of core competencies, and additional members to satisfy Audit Committee requirements. The Committee evaluates any proposed nominee in comparison to other prospective nominees and its view as to the needs of the Board. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, or others as appropriate, in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons, if any, who should be nominated by the Board, and the Board determines the nominees after considering the recommendation of the Committee. In accordance with regulatory oversight, the Board may on occasion counsel with or obtain approval of, if required, certain state insurance regulators in connection with the qualifications of individuals asked to become directors.

In December 2006, the Governance Committee nominated E. Michael Caulfield to be elected to the Board effective January 1, 2007, to fill the vacancy created by the retirement of C. William Pollard effective December 31, 2006. Mr. Caulfield had previously served as a director of the Company from August of 2004 to July of 2005, when he resigned from the Board to avoid any potential conflicts between the Company and Mercer Human Resources Consultants, an affiliate of one of our major brokers. Independently, Mr. Caulfield resigned from Mercer in mid-2006. His experience, contributions and personal qualities were valued highly during his service on the Board, and the Committee’s evaluation reflected that he would provide several specific competencies, including his qualifications as a financial expert for the Audit Committee and expertise in both investments and insurance, which were sought for the Board.

Pursuant to its charter and the Corporate Governance Guidelines, the Governance Committee reviewed the continuation on the Board of those directors whose terms expire at this Meeting, taking into account the director’s interest in continuing to serve, contributions to the Board, and the needs of the Board in terms of special areas of experience or other traits or skills. Following this review, the Committee recommended the three nominees identified in this proxy statement – E. Michael Caulfield, Ronald E. Goldsberry and Michael J. Passarella.

Determination of Independence of Directors

In February 2004, the Board adopted our Corporate Governance Guidelines, which were amended in February 2006. These guidelines meet or exceed the listing standards of the NYSE. The portion of the Corporate Governance Guidelines addressing director independence is included in this Proxy Statement below under “Additional Information — Independence of Directors.” The full text of the Corporate Governance Guidelines can be found on the Company’s website at www.unum.com –Investors & Shareholders – Corporate Governance – Corporate Governance Guidelines. A copy of the Corporate Governance Guidelines is also available without charge from the Office of the Corporate Secretary, Unum Group, 1 Fountain Square, Chattanooga, Tennessee, 37402, or by calling toll-free 1-800-718-8824.

Our Corporate Secretary gathered information provided by the directors about their respective relationships and entities with which they are affiliated that might affect their independence from the Company. The Board reviewed the information on the relationships.

The Board considered the bright line criteria set forth in the NYSE listing standards and determined that with the exception of Hugh O. Maclellan, Jr., no non-management directors, nor any of the persons and organizations with which the director has an affiliation, has any material relationship with the Company. In reaching this determination, the Board applied categorical standards as to immateriality which are included in the Corporate Governance Guidelines and set forth below under

“Independence of Directors.” Mr. Maclellan informed the Board in March 2007 of his intention not to stand for re-election and to retire upon the expiration of his term at the Meeting.

The purpose of this review was to determine whether any such relationships were inconsistent with a determination that the director is independent. As a result of this review, the Board affirmatively determined that all of the directors are independent of the Company with the exception of Thomas Watjen, the Chief Executive Officer, and Mr. Maclellan. Although there are entities with which our directors are affiliated with which the Company does business, in each instance, with the exception of a relationship with Mr. Macellan’s son described below, the payments during a fiscal year to or from the entity involved an amount below the greater of $1 million or two percent of consolidated gross revenue of the other party. Further, the relationship is in the ordinary course of business and on the same terms as comparable relationships with non-affiliated entities. For example, several of our directors are also directors of entities who buy insurance policies from one or more of our insurance subsidiaries. The premiums we collect from these entities are determined based on the same factors we use in calculating the premiums charged to our other customers for policies of the same type. Similarly, under our matching gifts program (which is also available to all of our eligible employees), we made charitable contributions to some entities with which our directors are involved. None of these contributions annually exceeded in the aggregate two percent of our charitable contribution budget or two percent of the charity’s goal for the year.

One of Mr. Maclellan’s sons is a broker who has placed business with the Company, who in the ordinary course of business received broker commissions from the Company in 2006 that exceed two percent of the gross revenues of the broker. Mr. Maclellan was deemed not to be independent as a result of this relationship. The transaction is discussed further in “Transactions With Related Persons, Promoters and Certain Control Persons” below.

Stockholder Communications with the Board

You and other interested parties may communicate with our Lead Independent Director, currently our Chairman of the Board, Jon S. Fossel, the Chair of any of the Committees or our non-management directors as a group by writing to the Office of the Corporate Secretary, Unum Group, 1 Fountain Square, Chattanooga, Tennessee 37402. Effective March 16, 2006, the Board approved a process for handling letters received by the Company and addressed to non-management members of the Board. Under this process, the Corporate Secretary reviews all such correspondence and regularly provides to the Lead Independent Director a log and copies of all such correspondence. The Lead Independent Director shall determine whether further distribution of such correspondence is appropriate and to whom it should be sent. Any director may at any time review this log and request copies of any such correspondence. Concerns received relating to accounting, internal controls or auditing matters are promptly brought to the attention of the Internal Auditor and handled in accordance with procedures established by the Audit Committee for such matters. The Board has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded from the process, including mass mailings, resumes and other forms of job inquiries, surveys, business solicitations or advertisements, and matters related to claims.

Code of Business Practices and Ethics

In May 2003, the Board adopted a Code of Business Practices and Ethics applicable to all directors, officers and employees of the Company. Separately, the Board adopted a Code of Ethics applicable to the CEO and certain senior financial officers of the Company. Both of these Codes are available on the Company’s website at www.unum.com – Investors & Shareholders – Corporate

Governance – Code of Business Practices and Ethics and copies are also available without charge from the Office of the Corporate Secretary, 1 Fountain Square, Chattanooga, Tennessee, 37402, or by calling toll-free 1-800-718-8824. The Company intends to provide notice of waivers of the Code of Business Practices and Ethics granted to executive officers or directors on the Company’s website and to report waivers of the Code of Business Practices and Ethics granted to the CEO or certain senior financial officers to the SEC.

A.S. (Pat) MacMillan, Jr., Chairman

Pamela H. Godwin

Gloria C. Larson

William J. Ryan

Independence of Directors

The Board presently has one inside director, and the Board believes that there should not be more than two. Inside directors generally include current officers and any person who has been an officer within the past five years. All others are regarded as outside or non-management directors. A substantial majority of the full Board must have no material relationship with the Company and must otherwise meet the criteria for “independence” required by the NYSE.

Under the NYSE standards, a director is not independent if within the preceding three years:

•	the director is, or has been an employee of Company, or an immediate family member is, or has been within the last three years, an executive officer of Company;

•

the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•

the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (A) the director is a current employee of such a firm; (B) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (C) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time; and

•

the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

In accordance with listing standards of the NYSE, the Board has determined that the following “categorical standards” will be used to determine whether a relationship between a director and the Company is immaterial and requires no further analysis of the relationship in determining “independence”:

•

A relationship where the amount involved during the fiscal year does not exceed the greater of $1 million or 2% of consolidated gross revenues of the other party for the last three fiscal years and, where there are comparable transactions, the relationship is in the ordinary course of business of Unum Group and is on substantially the same terms as those prevailing under competitive circumstances at the time for comparable transactions with non-affiliated parties.

•

Contributions to a charity in which a director of Unum Group serves as an officer, director or trustee that do not annually exceed in the aggregate two percent of the charity’s goal for the year (or other comparable goal as determined by the Governance Committee) or two percent of Unum Group’s annual charitable contribution budget; provided, however, that this limitation shall not apply to annual United Way contributions by Unum Group that have traditionally been made in communities in which Unum Group has operation centers with more than 500 employees and do not materially exceed the amount of the contribution in the prior year.

Transaction With Related Persons, Promoters and Certain Control Persons

In 2006, the Company paid broker commissions totaling $599,406 to Daniel O. Maclellan, the son of one of our directors (Hugh O. Maclellan, Jr.), and his enrollment firm, Cornerstone Enrollment Services. These commissions related to sales of our products — primarily voluntary workplace benefits products and enrollment services. Whether a broker is chosen to place business with us or selected to provide enrollment services depends on the decision of the customer purchasing a policy and/or another broker who may be involved in the transaction, not on a decision by the Company. The commissions were paid in the ordinary course of business and on the same terms and conditions as those paid to other brokers. The amount of commissions paid to Daniel O. Maclellan (and the thousands of other brokers with whom we do business) are based on a schedule of commissions determined by the product sold, the amount of premium collected, and any other services provided. Under the policy relating to related party transactions at the time Daniel Maclellan became a broker for the Company, because our director, Hugh O. Maclellan, Jr., was not in a position to make or influence decisions pertaining to the relationship or transactions between the Company and his son, it was not required to be approved by the Board. However, the Board was informed of the relationship, was advised by management that it was on an arms-length basis and was beneficial to the Company, and in the course of approving of the relationship in accordance with our then in effect policy, determined that Hugh O. Maclellan, Jr. was not “independent” because of the relationship, as discussed in “Determination of Independence” above. Subsequently, the Board ratified the relationship under our current Related Party Transaction Policy, which is described below.

Our Related Party Transaction Policy

Under our written policy concerning transactions with related persons, “related party transactions” occur when the director is in a position to make or influence decisions pertaining to a proposed business relationship or transaction between the Company and (a) the director or a family member, (b) a party in which the director or a family member has a direct or indirect financial interest, (c) a party from which the director or a family member may derive a benefit, or (d) a party where the director or a family member is employed (in each case, a “related party”).

“Family members” covered by this policy include parents, children, brothers, sisters, spouses, spouses’ parents, and any persons sharing the same household with the director. Under the policy, the “Company” means Unum Group and its subsidiaries.

Before the Company enters into a related party transaction, the director must disclose to the General Counsel the nature and extent of the director’s relationship with the related party. As a general matter, if the only financial interest is ownership of less than 1 percent of the outstanding common stock of a publicly held company, then the transaction may proceed.

If practicable, any goods or services sought from the related entity will be subject to a competitive bidding process. Generally, before the related party is asked to submit a bid, there must be written authorization to proceed from the General Counsel. All bids will be evaluated and either accepted or rejected by a group comprised of designated senior officers including the senior officer from the area responsible for the transaction, unless such officer is a related party, in which case the Chief Executive Officer will serve in lieu of such senior officer. If, in the opinion of the General Counsel, competitive bids are not practicable, the General Counsel will determine whether the proposed transaction is on terms no less favorable to the Company than could be obtained from an unrelated third party. In either case, the decision must be based on the conclusion that the terms of the proposed transaction are fair to and in the best interest of the Company and the transaction shall not be deemed to be a conflict of interest under the Company’s Code of Business Practices and Ethics.

If a director is involved in a potential related party transaction within the scope of this Policy, in addition to the foregoing, the director must disclose to the Audit Committee of the Board of Directors the director’s relationship with the related party. If the designated senior officers recommend that the related party has made the bid most favorable to the Company or if the General Counsel determines that the transaction is on terms no less favorable to the Company than could be obtained from a third party and that it is fair to and in the best interest of the Company to enter into the proposed transaction with the related party, the Audit Committee shall make a determination as to whether the Company should enter into the proposed transaction or may make a recommendation to the Board of Directors for its determination. Once the director has disclosed his or her relationship with the related party, the director should not participate in the decision, influence any person participating in the decision, or attend the meeting of the Audit Committee or Board while the related party transaction is being discussed.

For related party transactions that would be reportable under Item 404A of Regulation S-K of the Securities Exchange Act of 1934, regardless of a director’s or an executive officer’s ability to make or influence a decision, the above procedures are followed and the Audit Committee or the Board, as the case may be, will have the authority to approve the transaction or ratify the transaction as it deems appropriate.

When a related party is allowed to proceed with a transaction, appropriate controls are utilized with respect to payment for, and evaluation of the entity’s performance.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

Our Board of Directors currently has twelve members. The Board is divided into three classes. Generally, at each annual meeting, one Class of directors, or approximately one-third of the total number of directors, will be elected, and the term of that Class is three years. The term of the Class II directors expires with this Meeting. In March 2007, Hugh O. Maclellan, Jr., a Class II director, informed the Board of his decision to not stand for re-election and to retire effective with the expiration of his term at the 2007 Annual Meeting. The Board has elected to reduce the number of directors to eleven effective with his retirement.

The Board of Directors proposes the election of E. Michael Caulfield, Ronald E. Goldsberry, and Michael J. Passarella as Class II directors, each to hold office for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2010 and until their successors are elected and qualified, or until his earlier death, resignation or retirement. Each nominee is currently serving as a member of the Board of Directors of the Company.

We expect each nominee for election as a director to be able to serve if elected. If any nominee becomes unable to serve, the persons named as proxies on the proxy card will vote for a substitute nominee the Board of Directors recommends, if any.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS.

NOMINEES FOR ELECTION FOR TERM EXPIRING IN 2010

Name, Age, Position, Principal Occupation, Business Experience and Directorships

E. Michael Caulfield

Mr. Caulfield, 60, served as President of Mercer Human Resource Consulting from September 2005 to September 2006, prior to which he had served as chief operating officer from July 2005. He retired as Executive Vice President of Prudential Insurance Company in 2000. Mr. Caulfield held a number of executive positions with Prudential Insurance Company from 1989 until his retirement, including Executive Vice President of Financial Management, Chief Executive Officer of Prudential Investments, and President of both Prudential Preferred Financial Services and Prudential Property and Casualty Company. Prior to joining Prudential, he was a partner in Greenwich Associates and held various executive positions at Mellon National Corp. He has been our director since January 1, 2007 and previously served as a director of the Company from August 2004 to July of 2005. His term expires in 2007.

Ronald E. Goldsberry

Dr. Goldsberry, 64, is an independent contractor to Deloitte Consulting. He served as Chairman of OnStation Corporation, formerly known as Carstation.com from November 1999 until August 2006. He served as Chief Executive Officer of OnStation from January to May 2002 and from November 1999 to March 2001. He served as Global Vice President and General Manager of Global Ford Customer Service Operations at Ford Motor Company from January 1997 to November 1999. Prior to that time, Dr. Goldsberry served as General Manager of the Customer Service Division of Ford Motor Company from February 1994 to December 1996 and General Sales and Marketing Manager for the Parts and Service Division from October 1991 to February 1994. He also served as President and Chief Operating Officer of Parker Chemical ( a fully owned subsidiary of Ford Motor Company ) from 1983 to 1987. He has been our director since 1999, and was a director of UNUM Corporation from 1993 until its merger with the Company in 1999. His term expires in 2007.

Michael J. Passarella

Mr. Passarella, 65, was elected to the Board on January 31, 2006. He was an audit partner of PriceWaterhouseCoopers LLP from 1975 until his retirement in 2002. He served as the managing partner of that firm’s securities industry practice from 1983 to 1998 and was the capital markets industry global audit leader from 1998 to 2001. Mr. Passarella previously served as a director and Chairman of the Audit Committee of Archipelago Holdings Inc., which merged with the New York Stock Exchange in March 2006. His term expires in 2007.

CONTINUING DIRECTORS

Jon S. Fossel

Mr. Fossel, 65, retired as Chairman and Chief Executive Officer of the OppenheimerFunds in 1996. He continues to serve as a trustee of 40 of the Denver-based OppenheimerFunds mutual funds. In November of 2004, Mr. Fossel also became a director of Northwestern Corporation d/b/a Northwestern Energy located in Sioux Falls, South Dakota. Northwestern Energy is an electricity and natural gas provider. He has been our director since 2002, and his term expires in 2008.

Pamela H. Godwin

Ms. Godwin, 58, has been President of Change Partners, Inc., a consulting firm specializing in organizational change and growth initiatives, since 2001. From 1999 to 2001, she was President and Chief Operating Officer of the personal lines agency division of GMAC Insurance. Previously, she was Senior Vice President of customer management for the credit card division of Advanta Corporation and President and Chief Operating Officer of Academy Insurance Group, a unit of Providian Corporation. From 1974 to 1988, she held a number of executive positions within Colonial Penn Group, Inc., including Senior Vice President of property/casualty claims. She has been our director since 2004, and her term expires in 2009.

Thomas Kinser

Mr. Kinser, 63, was President, Chief Executive Officer and a Director of Chattanooga-based BlueCross BlueShield of Tennessee from 1994 to 2003. From 1991 to 1994, he was Executive Vice President and Chief Operating Officer of BlueCross BlueShield Association in Chicago. Previously, from 1976 to 1991, he held a number of executive positions with BlueCross BlueShield of Georgia, including President and Chief Executive Officer. He has been our director since 2004, and his term expires in 2009.

Gloria C. Larson

Ms. Larson, 56, currently holds the position of Co-Chairperson of the Government Practices Group of the law firm Foley Hoag LLP and Coordinator for the Administrative Practices Group. Prior to joining Foley Hoag, she was Secretary of Economic Affairs for the Commonwealth of Massachusetts from 1993 to 1996 and Secretary of Consumer Affairs and Business Regulation from 1991 to 1993. Before joining the Commonwealth of Massachusetts, she was Deputy Director of Consumer Protection for the Federal Trade Commission and an attorney in private practice. She is also a director of KeySpan Corporation. She has been our director since 2004, and her term expires in 2008.

A.S. (Pat) MacMillan, Jr.

Mr. MacMillan, 63, has served as the Chief Executive Officer of Triaxia Partners, Inc. (formerly known as Team Resources, Inc.) since 1980. Triaxia’s practice areas include organizational strategy and design, as well as team and leadership development. Specific services include management consulting, management training, and organizational audits. He is also a trustee of The Maclellan Foundation, Inc., and a director of MetoKote Corporation and Guitar Center, Inc. He has been our director since 1995, and his term expires in 2009.

Edward J. Muhl

Mr. Muhl, 62, served as the National Leader of the Insurance Regulatory Advisory Practice of PricewaterhouseCoopers from 2001 until his retirement in June 2005. He was Senior Managing Director of Navigant Consulting, Inc. from 1998-2000, which he joined as Executive Vice President in 1997. Mr. Muhl previously served as the Superintendent of Insurance of the State of New York from 1995-1997 and as the Insurance Commissioner of the State of Maryland from 1982-1988 and was President of the National Association of Insurance Commissioners. He is also a director of Farm Family Insurance Company and Royal & SunAlliance Insurance Group (U.S. Operations). He has been our director since 2005, and his term expires in 2009.

William J. Ryan

Mr. Ryan, 63, is currently Chairman, President, Chief Executive Officer and a director of TD Banknorth Inc., a banking and financial services company headquartered in Portland, Maine. He was previously Chairman, President, Chief Executive Officer and a Director of Banknorth Group Inc. until March 2005, when it was merged into TD Banknorth Inc. He was President and Chief Executive Officer of People’s Heritage Savings Bank from 1989 until its merger with Banknorth in 2000. Prior to 1989, he held a number of leadership positions with Bank of New England North, most recently as President and Chief Executive Officer. He is also a director of Wellpoint, Inc. He became a director of the Company in 2004. His term expires in 2008.

Thomas R. Watjen

Mr. Watjen, 52, became President and Chief Executive Officer in March, 2003. He served as Vice Chairman and Chief Operating Officer of the Company from May 2002 until March 2003. He became Executive Vice President, Finance in June, 1999 and assumed additional Risk Management responsibilities on November 1, 1999. Prior to the Merger, he was Vice Chairman and Chief Financial Officer, positions he assumed in March, 1997. Mr. Watjen became Executive Vice President and Chief Financial Officer of a predecessor company in July, 1994. He has been our director since 2002, and his term expires in 2008.

SECURITY OWNERSHIP

The following table shows the number of shares of our common stock beneficially owned, as of March 19, 2007, by each director and named executive officer, and by all directors and executive officers as a group. The table also includes information about stock options, stock units, restricted stock and deferred share rights or phantom shares credited to the accounts of our directors and executive officers under various compensation and benefit plans.

Name	Shares Beneficially Owned	Shares Beneficially Owned Subject to Options Exercisable as of May 18, 2007	Deferred Share Rights or Phantom Shares	Total Shares Beneficially Owned	% of Company Common Stock

E. Michael Caulfield (1)	788	0	1,054	1,842	*

Jon S. Fossel (1)	7,674	0	6,836	14,510	*

Pamela H. Godwin (1)	2,000	0	14,238	16,238	*

Ronald E. Goldsberry (1) (2)	0	13,533	38,197	51,730	*

Thomas Kinser (1)	1,000	0	9,891	10,891	*

Gloria C. Larson (1)	0	0	14,344	14,344	*

Hugh O. Maclellan, Jr. (1) (3)	623,862	40,004	4,578	668,444	*

A. S. (Pat) MacMillan, Jr. (1)	327	10,156	4,379	14,862	*

Edward J. Muhl	2,500	0	0	2,500	*

Michael J. Passarella (1)	0	0	1,014	1,014	*

William J. Ryan (1)	1,400	0	11,397	12,797	*

Thomas R. Watjen (4)	749,048	1,422,336	0	2,171,384	*

Joseph M. Zubretsky (4)(5)	21,300	0	0	21,300	*

Robert O. Best (4)	132,199	95,590	0	227,789	*

Robert C. Greving (4)	69,356	75,430	0	144,786	*

Kevin P. McCarthy (4)	79,656	70,720	0	150,376	*

All directors and executive officers as a group (1) (2) (3) (4) (6)	1,824,027	1,752,509	105,928	3,682,464	1.07%

*	Denotes less than one percent

(1)	Includes number of shares of phantom Company common stock representing deferred share rights awarded under the Company’s Non-Employee Director Compensation Plan of 1998.

(2)	Includes number of shares of phantom Company common stock credited to Dr. Goldsberry’s account under the former UNUM Corporation 1998 Director’s Deferred Compensation Plan.

(3)	As of March 19, 2007, Mr. Maclellan had sole voting power over 168,701 shares and shared voting power over 459,739 shares (total 628,440 shares). Mr. Maclellan had sole investment power over 251,578 shares and shared investment power over 376,862 shares (total 623,440 shares) of the Company’s common stock. The Maclellan Foundation, Inc. (the “Foundation”), a charitable organization treated as a private foundation for federal income tax purposes, holds 325,830 of these shares, for which Mr. Maclellan, a Trustee and President of the Foundation, holds a revocable proxy. Totals listed above do not include 25,696 shares of Company’s common stock voted solely by his spouse, Nancy B. Maclellan, of which beneficial ownership is disclaimed.

(4)	Shares owned by Messrs. Watjen, Zubretsky, Best, Greving, McCarthy and the executive officers as a group include shares owned in the Company’s 401(k) plan.

(5)	Mr. Zubretsky resigned from the Company on February 28, 2007.

(6)	Includes shares owned jointly or separately by spouses and minor children of all directors and executive officers as a group. Does not include 445 shares of Company’s common stock voted solely by one of Ms. Ring’s immediate family members, of which beneficial ownership is disclaimed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, our directors, officers, and 10% beneficial holders of our common stock are required to file with the Securities and Exchange Commission certain forms reporting their beneficial ownership of and transactions in our common stock. Based solely upon information provided to us by each such person, we believe that each of our directors and officers and 10% beneficial owners filed all required reports on a timely basis during the last fiscal year, with the following exceptions:

•

Due to an internal administrative error, the distribution of deferred share rights to Ms. Godwin, Mr. Goldsberry, Mr. Kinser, Ms. Larson, and Mr. Ryan on January 3, 2006 was not reported within two days of distribution but was included in a Form 4 filed on April 4, 2006 for Mr. Goldsberry and on April 5, 2006 for the other four directors. To prevent this error from occurring in the future, we have improved our internal mechanism for tracking and reporting the quarterly deferred share rights distributions.

•

A Form 3, which was timely filed by Ms. Ring on February 28, 2006, and six subsequent Form 4s timely filed by Ms. Ring, inadvertently omitted 445 shares owned by an immediate family member. An amended Form 3 was filed on March 8, 2007 to correct this omission, and a footnote explains that Ms. Ring disclaims beneficial ownership of these shares.

•

A sale on December 2, 2004 of 200 shares owned by Mr. MacMillan was not reported on a Form 4 until April 3, 2007. The sale was executed without Mr. MacMillan’s or the Company’s knowledge, and was not discovered until late March 2007.

Human Capital Committee

The Human Capital Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report for the year ended December 31, 2006 and in the proxy.

William J. Ryan, Chairman

Pamela H. Godwin

Thomas Kinser

A.S. (Pat) MacMillan, Jr.

Compensation Discussion and Analysis

Overview of Compensation Programs

The Human Capital Committee (“Committee”) is appointed by the Board to approve and evaluate all compensation programs, policies and plans of the Company, as they affect the directors and executive officers. The Committee consists of four outside, non-employee directors who are considered to be independent under the rules of the New York Stock Exchange.

Throughout this proxy statement, the Company’s Chief Executive Officer, Chief Financial Officer and other individuals included in the Summary Compensation Table are referred to as the “named executive officers” (NEOs). The Human Capital Committee is directly responsible for the evaluation of the performance of the Chief Executive Officer (CEO) and the associated adjustments to the elements of compensation, discussed below. With respect to the CEO’s compensation, Towers Perrin, the consultant to the Committee, provides advice and counsel regarding competitive data and other external factors the Committee may wish to consider. In addition, Towers Perrin presents a summary of the Board members’ performance evaluations of the CEO which are submitted to Towers Perrin on a confidential basis. The CEO does not participate in any process related to the establishment of his own pay. In determining each element of compensation for the other NEOs, the Committee receives a performance assessment and compensation recommendation from the CEO and also exercises its judgment based on the board’s interactions with the NEOs.

Compensation Philosophy

Our compensation philosophy is to:

•

Emphasize a performance culture by providing all employees, including our NEOs, with competitive base pay and incentive opportunities. Annual incentive opportunities are based on the Company’s achievement of selected annual goals and an appraisal of individual performance in the context of individual targets set each year. Long-term incentives for executives are equity-based, and their value will therefore be dependent on share price performance over a longer period. Additionally, long-term incentive award grants to NEOs are based on the Company’s achievement of selected annual goals in the relevant prior year.

•	Consider roles, skills, abilities, experience and performance expectations on an individual level so that total pay levels will reflect both the competitive market and individual performance.

•

Reinforce an ownership culture in the Company, and accomplish this by (1) making equity-based compensation vehicles generally available to key managers of the Company and (2) requiring senior executive officers to hold equity awards for a specified period of time after exercise or vesting.

The compensation programs are designed to be both cost-effective to meet earnings goals and flexible enough to adequately reward executives and employees that are making a significant contribution to our growth.

Elements of Compensation and Benchmarking

The elements of compensation for our executive officers are: (1) an annual base salary; (2) an annual incentive, paid in cash under the Management Incentive Compensation Plan of 2004; (3) long-term incentive awards granted under the Amended and Restated Stock Plan of 1999; (4) a benefits package and (5) certain perquisites. The annual and long-term incentives make up the majority of the executives’ total compensation.

Unum provides a competitive salary and benefits package that management and the Committee believe is consistent with market practice for our industry and allows Unum to attract and retain executives and employees. The annual incentive provides a focus on short-term performance while the long-term incentive is designed to encourage the achievement of corporate goals and growth of stockholder value over the longer term. The perquisites Unum provides are the result of (1) negotiation with respect to employment (i.e., use of the corporate apartment, travel reimbursements and legal fees), (2) providing conveniences to the executive which allow the executive to focus more time on the Company’s business (i.e., financial counseling, executive health program, personal use of the corporate aircraft), and (3) business needs (i.e., club dues for the purpose of entertainment of customers and vendors).

Each pay element is generally targeted at the 50th percentile of the market and subject to a comparison of the total cash (base plus annual incentive) and total direct compensation (base plus incentive and long-term incentive) to the 50th percentile of the appropriate peer group for reasonableness. The 50th percentile is selected as a point of comparison in order to ensure that the Company is able to compete in the market for executive talent.

The Committee compares each of the CEO’s compensation elements to the 50th percentile of the Towers Perrin Diversified Insurance Study (DIS) companies as well as to the Proxy Peer Group companies listed below. The DIS is a private survey consisting of approximately 30 large insurance companies. The survey reports all elements of compensation including salary, target annual incentives, actual annual incentives, and long-term incentives, which allows market comparison to both compensation levels and mix.

The Proxy Peer Group includes a mix of insurance and financial services companies that management and the Committee have determined are our competitors for executive talent. The companies in our Proxy Peer Group for 2006 were: Aetna, AFLAC, CIGNA, Jefferson-Pilot, Lincoln National, Nationwide, Phoenix Companies and Principal Financial. The Committee reviews the companies in the peer group periodically, and companies are added and deleted from the peer group as consolidation occurs and business objectives change (the Committee will be reviewing the composition of this group during 2007).

For the other NEOs, the Committee uses companies in the DIS as the benchmark of comparison. We do not use the Proxy Peer Group for the other NEOs because various roles are incommensurate across companies. While the targets are set at the 50th percentile, actual pay levels have generally been below the 50th percentile, based on the Company’s performance.

A majority of total compensation is allocated to incentives as a result of the philosophy mentioned above. We do not have a pre-determined policy for allocating between cash and non-cash or short-term and long-term incentive compensation. Rather, the Committee reviews the peer group information described above to determine the appropriate level and mix of incentive compensation.

Base Salary

The Committee reviews base salaries for executive officers on an annual basis, as well as at the time of a promotion or other change in responsibilities. Increases in base salaries, if any, are determined after conducting an evaluation of several factors, including the individual’s level of responsibility, Company performance, individual performance, pay level compared to the pay levels within the appropriate peer group and pay level compared to other executives within the Company. Mr. Watjen’s and Mr. Zubretsky’s employment agreements both provide for a minimum base salary.

Last year, after considering the Proxy Peer Group and DIS analysis, along with the Board’s independent discussion and evaluation of Mr. Watjen’s performance, the Committee increased Mr. Watjen’s annual base salary to $1,000,000 effective March 1, 2006.

For the remaining NEOs, the Committee reviewed current and recommended base salaries relative to the comparative groups and considered recommendations from Mr. Watjen for those executives reporting directly to him. After taking into consideration the factors listed above, the Committee approved the following base salaries, effective March 1, 2006: Mr. Greving $380,000; Mr. Zubretsky $650,000; Mr. McCarthy $440,000; and Mr. Best $440,000.

For 2007, the Committee considered Mr. Watjen’s performance and tenure, as well as recommendations from the outside consultant. As a result, the Committee increased Mr. Watjen’s annual base salary to $1,050,000 effective March 1, 2007.

For the remaining NEOs, the Committee approved the following base salaries, effective March 1, 2007: Mr. Greving $390,000; Mr. McCarthy $525,000 which included recognition of the additional obligations associated with his promotion to President, Unum US; Mr. Best $480,000, which included recognition of the additional responsibilities assumed with his promotion to Chief Operating Officer, Unum US. Mr. Zubretsky notified the Company on February 6, 2007, that he was resigning effective February 28, 2007; therefore, no increase was considered.

Annual Incentive Compensation

The Management Incentive Compensation Plan of 2004 (“MICP”) is the primary plan the Company uses for annual incentive compensation.

The Committee sets annual incentive targets as a percentage of each NEO’s base salary. The target is generally established based on the executive officer’s position and the responsibilities that accompany that position, as well as market data. For 2006, the annual incentive targets (as a percentage of base salary) for the named executive officers were 65% for Messrs. Greving, McCarthy, and Best; 100% for Mr. Zubretsky; and 125% for Mr. Watjen.

Each year, the Committee establishes income thresholds that must be achieved as a condition to any payouts under the MICP. The thresholds are two times the amount of operating earnings needed to cover interest on the Company’s debt and pay dividends. This means that the Company does not pay an annual incentive unless the creditors and shareholders can be paid first.

In February of each year, the Committee sets minimum, target and maximum levels for each performance goal. Additionally, the Committee typically sets these such that the relative difficulty of achieving the target level is consistent from year to year. The Committee establishes specific goals for the enterprise as a whole (which we refer to as Unum Group) as well as goals for each of the subsidiary or business unit plans (Unum US, Colonial Life & Accident, and Unum UK). Weightings are assigned to the various goals with respect to the performance measures for each plan. The performance measures selected are those which are either significant value drivers or those which are relevant as a focus item for the Company during the period being measured. All measures are set in alignment with our strategic plan and expectations regarding earnings per share and our performance.

Payment of awards under the MICP is based upon the achievement of such goals for the current year.

•	Unless the Company achieves the minimum performance level for a performance goal, no payment is made for that goal (minimum performance is typically 86-90% of the goal)

•

If the Company achieves or exceeds the minimum performance level but does not achieve the target for the performance goal, a payment of 50% but less than 100% of the target award opportunity for the performance goal is made

•	If the Company achieves or exceeds the target performance level but does not attain the maximum, a payment of 100% but less than 200% of the target award opportunity for the performance goal is made

•	If the Company achieves or exceeds the maximum performance level (maximum performance is typically 105-120%), a payment of 200% of the target award opportunity for the performance goal is made.

The committee based 2006 incentive awards for Messrs. Watjen, Greving and Zubretsky on the Unum Group plan. The four performance measures for the Unum Group plan for 2006 were before tax operating earnings (excluding realized investment gains and losses) 40%, return on equity 20%, capital initiatives 20% and revenue (excluding realized investment gains and losses) 20%. For Messrs. McCarthy and Best, 25% of the awards were based on the Unum Group plan, and the remaining portion was based on the Unum US plan. The five performance measures for Unum US were before tax operating earnings (excluding realized investment gains and losses) 40%, operating expense ratio 10%, earned premium 25%, service measures 10% and sales 15%.

After the end of each fiscal year, the Committee assesses the performance of the Company for each corporate performance measure comparing the actual results to the minimum, target and maximum levels established for each measure and an overall percentage amount for the corporate financial objectives is calculated. In addition to the achievement of corporate goals, awards to participants are based on an assessment of their contribution to our business. The Committee may include subjective as well as objective measures in assessing each NEO’s contributions.

In measuring financial results for 2006, the Committee excluded both positive and negative effects of several unusual items, including the release of tax reserves, the charges related to the claims reassessment, the charges related to the settlement with the New York Attorney General on broker compensation, and the impact of the claims management changes made in the first quarter of 2006. Awards made to the NEOs are reflected in column (g) of the Summary Compensation Table on page 31.

Target levels are set in alignment with the Company’s strategic plan and expectations regarding Company performance. Over the past five years, the Company has achieved performance in excess of the target level twice but has not achieved the maximum performance level. The overall percentage achievement of the corporate financial objectives over the past five years for the Unum Group plan has been between 50% and 125% with an average achievement level over that same time period of 95%. The overall percentage achievement of the corporate financial objectives over the past five years for the Unum US plan has been between 50% and 105% with an average achievement level over the period of 88%.

In early 2007, the Committee approved financial goals for the 2007 annual incentive plan. Additionally, the Committee established the 2007 annual incentive targets for the NEOs as follows: Mr. Greving 65%; Mr. McCarthy 80%; Mr. Best 70%. No annual incentive target was established for Mr. Zubretsky who had given his resignation. After independent discussion among the Committee and consideration of the outside consultant’s recommendation, the Committee established Mr. Watjen’s annual incentive target at 150% of annual base salary.

Timing of Equity Grants

Unum does not set the grant dates of grants of equity in coordination with the announcement of favorable information, or after announcement of unfavorable information. Equity grants are approved at a regularly scheduled meeting of the Human Capital Committee and the date of this meeting is typically set a year in advance. The date the award is approved is the grant date and the date upon which the stock price (average of the daily high and low) is based. For new hires at the Senior Vice President and above level, equity grants are approved by the Committee in advance to be effective on the hire date or are approved and dated as of the next regularly scheduled Committee meeting. For Vice Presidents, the CEO is authorized to make equity grants of up to $100,000 per year in the aggregate. Any such grants by the CEO would be reported to the Committee at its next meeting. Mr. Watjen did not make any such grants in 2006.

Long-Term Incentive Compensation

Unum makes awards of long-term incentive compensation under our Amended and Restated Stock Plan of 1999. Unum’s primary form of long-term incentive is performance-based restricted shares, which are granted based on performance over a one-year performance cycle. Once granted, the shares vest over a three year period. With the exception of the CEO, the Company has not granted stock options since 2003.

Each year, typically at its February meeting, the Human Capital Committee establishes corporate performance factors for the performance-based restricted share program. At that meeting, the Committee also sets minimum, target and maximum levels for each performance goal under the long-term incentive plan. Consistent with the annual incentive plan, each factor is weighted based on being either a significant value driver or a relevant focus item for the year. The performance-based restricted share factors for 2005 (i.e., for 2006 grants), were: before tax operating earnings excluding realized investment gains and losses (40%), return on equity (40%) and revenue excluding realized investment gains and losses (20%). The performance-based restricted share factors for 2006 (i.e., for 2007 grants), were: before tax operating earnings excluding realized investment gains and losses (40%), return on equity (40%) and revenue excluding realized investment gains and losses (20%).

We believe our approach of one-year performance goals, coupled with a long-term-vesting equity component, are particularly conducive to driving long-term Company growth. Awards are granted only upon the achievement of short-term goals that are expected to increase in value along with subsequent increases to shareholder value. At the same time, the retention of key executive talent is crucial to continue the momentum gained over the past three years. Therefore, we vest that award over three years.

After the end of each fiscal year, the Committee assesses the performance of the Company for each corporate performance measure comparing the actual results to the minimum, target and maximum levels established for each measure and an overall percentage amount for the corporate financial objectives is calculated. In February 2006, based on the 2005 performance factors, the Committee determined that the overall achievement of the measures was 120%. The Committee approved the following 2006 grants of restricted stock: Mr. Watjen 125,000 shares; Mr. Greving 17,610 shares; Mr. Zubretsky 81,812 shares; Mr. McCarthy 21,240 shares; and Mr. Best 22,656 shares.

In February 2007, the Committee measured financial results for 2006 (with respect to potential 2007 grants) and excluded the same positive and negative effects of the unusual items described under the annual incentive plan above. The Committee determined that the overall achievement of the measures was 130%. Based on this assessment, the Committee granted Mr. Watjen 155,904 shares of restricted stock. Mr. Watjen made recommendations to the Committee with respect to proposed long-term incentive awards for 2006 performance/2007 grants and targets for 2007 performance for each of the named executive officers, other than himself. Based on Mr. Watjen’s recommendation as well as other considerations, the Committee awarded the following 2007 grants for 2006 performance: Mr. Greving 20,507 shares; Mr. McCarthy 27,307 shares; and Mr. Best 27,307 shares. Mr. Zubretsky did not receive a grant as he had resigned.

The Company’s policy does not permit employees with material non-public information to share information or trade stock. In 2003, Mr. Greving was in possession of sensitive, non-public information and was forced to receive deferred cash for his 2003 LTI program award instead of stock (his declared preference). At the point the cash vested in April 2006, the Committee felt it was unfair that Mr. Greving had not been able to take stock as he had wanted and felt it appropriate to replace a portion of his lost return. Accordingly, the Committee approved a grant of 5,996 shares of restricted stock to Mr. Greving in April 2006. This represented only two-thirds of the amount he had lost (measured as of April 2006 and not including any subsequent increase in share value that Mr. Greving was not able to fully participate in) by being forced to accept the deferred cash in 2003.

Similar to the annual incentive plan, target levels for performance-based restricted share awards are set in alignment with the Company’s strategic plan and expectations regarding Company performance. Over the past three years, the Company has achieved performance in excess of the target level three times but has not achieved the maximum performance level. The overall percentage achievement of the corporate financial objectives over the past three years for the long-term incentive program has been between 110% and 130% with an average over that same time period of 120%.

For 2007, Mr. Watjen is eligible to receive long-term incentives consisting of target performance-based restricted shares and stock options. The performance-based restricted share target is $2,600,000. The grant will be made in 2008, based on 2007 performance and can vary from $0 to $5,200,000. Mr. Watjen received 166,100 stock options in 2007, which vest ratably over three years. Mr. Watjen’s last stock option grant was in December 2003, and was an up-front grant and was intended to represent a three-year option grant.

Benefits and Retirement

Unum provides a benefits package for our employees and their dependents, portions of which are paid by the employee, reflecting our commitment to maintain a healthy workplace and helping employees balance the many challenges of life and work. Benefits at Unum include, among others: life, health, retirement, dental, vision, income protection, 401(k), dependent and healthcare reimbursement accounts, tuition reimbursement, employee stock purchase plan, paid time off, holidays, and a matching gifts program for charitable contributions made to qualifying organizations.

We sponsor a tax-qualified defined benefit pension plan as well as a non-qualified pension plan providing benefits to all employees whose benefits under the tax-qualified plans are limited by the Internal Revenue Code. Base pay and regular annual incentive awards, but not long-term incentives, are treated as eligible pay under the terms of the Company’s defined benefit pension plans. With the exception of Messrs. Watjen and Zubretsky, who were awarded a supplemental executive retirement plan (SERP) per the terms of their employment agreements, the Company does not provide its executives with any special retirement benefits. The SERP supplements the pension benefits that are provided under the Qualified and Excess Plans and is designed to provide competitive retirement benefits for our most senior executives. Mr. Zubretsky was not vested in any of the retirement plans at the time of his resignation. For a complete description of pension benefits for the Named Executive Officers, please see Pension Benefits section below.

Perquisites and Other Personal Benefits

The Company provides NEOs with certain perquisites and other personal benefits that it and the Committee believe are reasonable and consistent with its overall compensation program. The perquisites and personal benefits allow the Company to compete more effectively for executive talent and make more efficient use of the executive’s time. These perquisites are not a significant portion of each NEOs total compensation package. A detailed table of our perquisites is included as a footnote to the Summary Compensation Table.

Share Retention Requirements

We believe it is important to align the interests of our senior executives with those of our stockholders. This is an important feature of our executive compensation programs. To accomplish this, we require certain senior executives to retain certain percentages of the securities received from our equity based grants for specified periods of time. In determining the number of securities such executives must retain and the time for which the retention is required, we take into account the individual’s position with the Company. The table below details the percentage of the securities and time required to be held by position. Non-compliance with the retention requirements could result in negative adjustments to future equity grants.

Position	Percentage of Net LTI Shares Required to be Held for at least 3 Years Following Acquisition*	Percentage of Net LTI Shares Required to be Held Until Retirement or Termination
CEO	100%	75%
Senior Executive Vice President	100%	75%
Executive Vice Presidents	60%	30%
* “Acquisition” means the date of exercise for options and the date of vesting for restricted stock. Percentages shown are the ‘net’ percentage of shares to be held after giving effect to the disposition of shares necessary to pay taxes.

We have established a policy that no executive officer or director may purchase or sell options, puts, calls, straddles, equity swaps or other derivatives that are directly linked to our common stock. In addition, these individuals may not engage in transactions involving “short sales” of our common stock.

Accounting and Tax Treatment

Nonqualified Deferred Compensation

In 2004, the American Jobs Creation Act was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not become effective yet, the Company believes it is operating in good faith compliance with the statutory provisions which were effective January 1, 2005.

Accounting for Stock-Based Compensation

On January 1, 2006, the Company began accounting for stock-based payments in accordance with the requirements of SFAS No. 123(R). A complete discussion of the assumptions made in the valuation of stock-based compensation and the financial impact can be found in Notes 1 and 12 of our Consolidated Financial Statements in Part II, Item 8 of our annual report on Form 10-K for the year ended December 31, 2006. Implementation of SFAS No. 123(R) has not impacted the design of our compensation programs.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount a public company may deduct for non-performance-based compensation paid to its chief executive officer or any of the company’s four other most highly compensated executive officers who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by stockholders). Annual incentives under the Executive Officer Incentive Plan of the MICP are designed to satisfy the requirements for deductible compensation. While the Committee takes into account the deductibility of executive compensation, it retains the discretion necessary under the circumstances to compensate executive officers in a manner commensurate with performance and the competitive market for executive talent, even though the requirements for deductibility under Section 162(m) may not be satisfied.

For 2006, the base salary of all NEOs is fully deductible by the Company. As a result of adjustments made in calculating 2006 annual incentive performance, the Company will not take a deduction for the payment to the CEO and portions of the payments for the remaining NEOs. As structured for awards prior to 2008, the restricted stock awarded under the long-term incentive program is not deductible. In an effort to provide the company with the best opportunity for future deductibility, in early 2007 the Committee approved goals for the both the annual and long-term incentive programs designed to meet the requirements for deductibility of these awards.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
(a)	(b)	(c)		(d)	(e)		(f)	(g)		(h)		(i)		(j)
Thomas R. Watjen, President and Chief Executive Officer	2006	991,667		–	1,414,551	(1)	–	1,562,500	(2)	586,000	(3)	140,987	(6)	4,695,705
Robert C. Greving, Executive Vice President & Chief Financial Officer	2006	380,002	(4)	–	261,870	(1)	–	263,031	(2)	97,000	(3)	29,848	(6)	1,031,751
Joseph M. Zubretsky, (5) Senior Executive Vice President – Finance, Investments & Corp. Development	2006	650,000		–	1,831,673	(1)	–	893,750	(2)	133,000	(3)	71,456	(6)	3,579,879
Kevin P. McCarthy, Executive Vice President – President, Unum US	2006	429,167		–	272,296	(1)	–	379,187	(2)	281,000	(3)	39,009	(6)	1,400,659
Robert O. Best, Executive Vice President – Chief Operating Officer, Unum US	2006	433,333		–	290,361	(1)	–	355,798	(2)	156,000	(3)	49,326	(6)	1,284,818
(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting for the fiscal year ended December 31, 2006, in accordance with SFAS No. 123(R) of awards pursuant to the Amended and Restated Stock Plan of 1999. The total shown includes amounts expensed from awards granted in 2006 and in prior years as follows: Messrs. Watjen – $728,299 for 2006 awards and $686,252 prior years’ awards; Greving – $128,159 for 2006 awards and $133,711 prior years’ awards: McCarthy $123,753 for 2006 awards and $148,543 prior years’ awards: Best $132,002 for 2006 awards and $158,359 prior years’ awards: Zubretsky $476,669 for 2006 awards and $1,355,004 prior years’ awards. For a complete discussion of the assumptions made in the valuation of these awards, see Notes 1 and 12 of our Consolidated Financial Statements in Part II, Item 8 of our annual report on Form 10-K for the year ended December 31, 2006.

(2)	These amounts reflect the annual incentive awards to the named individuals. These are discussed in further detail on page 26 under the heading “Annual Incentive Compensation”.

(3)	The amounts shown reflect the actuarial increase in the present value since December 31, 2005 of the NEO’s benefits under all pension plans established by the Company. The amounts were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements (see Note 10 of our Consolidated Financial Statements in Part II, Item 8 of our annual report on Form 10-K for the year ended December 31, 2006, for these assumptions) and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested.

(4)	The amount shown includes $56,270 of short-term disability benefit payments made to Mr. Greving during 2006. These benefit payments were excluded from the calculation of Mr. Greving’s annual incentive for 2006.

(5)	Mr. Zubretsky notified the Company on February 6, 2007, that he was resigning effective February 28, 2007.

(6)	“All Other Compensation” amounts are detailed in the following table:

2006 All Other Compensation

	Mr. Watjen	Mr. Greving	Mr. Zubretsky	Mr. McCarthy	Mr. Best
Tax Reimbursement Payments (a)	$24,732	$7,643	$2,016	$12,546	$13,361
Financial Counseling	10,277	6,300	–	9,300	6,500
Club Memberships (b)	–	4,902	2,622	2,510	6,149
Personal Use of Company Aircraft (c)	69,759	–	–	–	–
Use of Corporate Apartment (d)	–	–	20,100	–	–
Attendance at Company Business Functions	1,614	–	–	–	–
Spouse/Guest Travel to Company Business Functions (e)	–	–	–	2,567	11,755
Travel Reimbursements (f)	–	–	28,155	–	–
Legal Fees/Misc. (g)	15,000	–	–	–	–
Total Perquisites	$121,382	$18,845	$52,893	$26,923	$37,765
Premium on term life insurance provided by us	78	78	78	78	78
Matching Gifts Program (h)	–	2,200	–	3,750	1,250
Matching contributions under our 401(k) retirement plan	8,000	8,725	8,769	8,258	8,219
Non-resident State Taxes (i)	11,527	–	9,716	–	2,014
Total All Other Compensation	$140,987	$29,848	$71,456	$39,009	$49,326

(a)    The amounts shown in this row represent tax payments made by Unum on behalf of each NEO relating to other items in this table.

(b)    Club memberships are held by those who have a need to entertain customers or vendors as part of their role. Unum provides gross up payments to cover taxes which are included under “Tax Reimbursement Payments”.

(c)    Mr. Watjen’s Employment Agreement with the Company provides for a maximum of 40 hours of personal use of the Company aircraft. For purposes of compensation disclosure, the personal use of the Company aircraft is valued using an incremental cost that takes into account fuel costs, landing fees/parking/weather monitoring, maintenance fees and on-board catering per hour of flight. Crew travel expenses are included based on the actual amount incurred for a particular trip. Fixed costs that do not change based on usage, such as pilots salaries and depreciation of the aircraft, are excluded.

(d)    We provided the use of a company-owned apartment, used as temporary housing for relocated employees, to Mr. Zubretsky. The amount was imputed as income to Mr. Zubretsky (based on a market rate for similar rental property in the area), and he paid the related taxes.

(e)    These travel expenses are related to Messrs. Best’s and McCarthy’s spouses attending certain business functions where spousal attendance was expected. Some of these trips included travel on the corporate aircraft. When the aircraft was used, we have computed the amounts using the incremental cost valuation described above under “Personal Use of Company Aircraft” (footnote c).

(f)    As part of Mr. Zubretsky’s employment, Unum agreed to pay for airfare and taxi service for up to thirty-six trips to New York to visit his spouse between his employment date and March 2007. These expenses were imputed as income to him and were not grossed-up by us. For those instances in which Mr. Zubretsky was traveling to a destination along a route the Company aircraft was previously scheduled to travel, Mr. Zubretsky used the Company aircraft rather than incur the added expense of a commercial flight. These trips were imputed as income to Mr. Zubretsky and were not grossed up by the Company. For purposes of this disclosure, when the trip involved the use of the corporate aircraft, we computed the amounts using the incremental cost valuation described above under “Personal Use of Company Aircraft”.

(g)    Mr. Watjen’s Employment Agreement provides for reimbursement of legal fees incurred during the negotiation/renegotiation of his employment agreement. The amount is grossed-up to cover taxes which are included under “Tax Reimbursement Payments”.

(h)    Amounts represent matching gifts made on behalf of the NEO to qualified non-profit organizations and educational institutions. The Matching Gifts Program is available to all full-time employees and non-employee directors and will match eligible gifts from a minimum of $50 to an aggregate maximum gift of $7,500 per employee/non-employee director, per calendar year.

(i)    Many of our employees are required to travel to other Company locations outside of their primary state of employment. While working in a state other than their primary state of employment, employees may be required to pay state income taxes to that state if days worked or earnings exceed an amount specified in state law. When this happens, we pay the state income tax on behalf of the employees and gross up the income amount up for FICA and Medicare taxes. Given that the primary purpose for the employee working in another state is for the benefit of the Company, we do not believe that they should have to bear the cost of the taxes.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards		All Other Option Awards	Exercise or Base Price of	Grant Date FMV of
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)		Number of Securities Under- Lying Options (#)	Option Awards ($/Sh)	Stock and Option Awards (4) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)	(k)	(l)
Thomas R. Watjen		309,896	1,239,583	2,479,166	–	–	–	–		–	–
	2/24/06							125,000	(2)			2,632,500
Robert C. Greving		52,606	210,425	420,850	–	–	–	–		–	–
	2/24/06							17,610	(2)			370,867
	4/17/06							5,996	(3)			114,284
Joseph M. Zubretsky		162,500	650,000	1,300,000	–	–	–	–		–	–
	2/24/06							81,812	(2)			1,722,961
Kevin P. McCarthy		69,740	278,958	557,916	–	–	–			–	–
	2/24/06							21,240	(2)			447,314
Robert O. Best		70,417	281,667	563,334	–	–	–			–	–
	2/24/06							22,656	(2)			477,135

(1)	This amount reflects the minimum payment level under the annual incentive plan which is 25% of the target amount shown in the Target column (column d). The maximum (shown in column e) is 200% of such target. The target amounts are based on the individual’s current salary and position.

(2)	This grant of restricted stock was made on February 24, 2006 based on 2005 performance and has a 3 year ratable vesting.

(3)	As part of the 2003 long-term incentive program grant, participants were asked to make elections regarding whether they wanted to take their award in the form of shares of restricted stock or deferred cash (each with a 3 year cliff vesting schedule). Mr. Greving had possession of some sensitive, non-public information at the time and was precluded from electing stock (his declared preference). As a result, he received cash which was deferred for three years and no interest was paid during the deferral period. At the point the cash vested in April 2006, the Committee considered the amount that Mr. Greving had lost by not being able to take stock as he had wanted. Therefore, the Committee felt it appropriate to replace a portion of his lost return and made the above grant to replace two-thirds of the amount lost.

(4)	Amount calculated based on closing market prices of $21.06 and $19.06 per share for 2/24/06 and 4/17/06, respectively.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Option Awards					Stock Awards
	Number Of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h) (1)	(i)	(j)
Thomas R. Watjen	365,000	–	–	32.4915	1/12/2007	224,611	4,667,417	–	–
	170,000	–	–	55.1799	6/30/2009	–		–	–
	68,000	–	–	13.7188	2/25/2010	–		–	–
	250,000	–	–	27.9750	2/8/2011	–		–	–
	27,567	–	–	32.8450	2/25/2010	–		–	–
	275,000	–	–	28.9000	2/15/2010	–		–	–
	31,769	–	–	28.5000	2/25/2010	–		–	–
	200,000	–	–	14.8600	12/12/2011	–		–	–
	200,000	–	–	18.0000	12/12/2011	–		–	–
	200,000	–	–	21.0000	12/12/2011	–		–	–
Robert C. Greving	25,000	–	–	28.9000	2/15/2010	38,931	808,986	–	–
	25,000	–	–	27.9750	2/8/2011	–		–	–
	18,130	–	–	13.7188	2/25/2010	–		–	–
	3,650	–	–	44.6062	2/12/2009	–		–	–
	3,650	–	–	51.5411	1/6/2008	–		–	–
	18,250	–	–	32.8340	1/30/2007	–		–	–
Joseph M. Zubretsky	–	–	–	–	–	311,830	6,479,827	–	–
Kevin P. McCarthy	9,300	–	–	37.8438	3/14/2007	38,265	795,147	–	–
	8,000	–	–	52.5938	3/13/2008	–		–	–
	13,550	–	–	45.3438	2/16/2009	–		–	–
	14,170	–	–	13.7188	2/25/2010	–		–	–
	15,000	–	–	27.9750	2/8/2011	–		–	–
	20,000	–	–	28.9000	2/15/2010	–		–	–
Robert O. Best	109,500	–	–	32.4915	1/12/2007	40,806	847,949	–	–
	10,000	–	–	29.5000	9/30/2009	–		–	–
	23,590	–	–	13.7188	2/25/2010	–		–	–
	30,000	–	–	27.9750	2/8/2011	–		–	–
	32,000	–	–	28.9000	2/15/2010	–		–	–

(1)	This is the aggregate value of restricted stock shown in column (g) based on the closing price on December 29, 2006 of $20.78 (the last trading day of the year).

Vesting Schedule for Unvested Restricted Shares

Vesting Date	Number of Restricted Shares Vesting
	Mr. Watjen	Mr. Greving	Mr. Zubretsky (a)	Mr. McCarthy	Mr. Best
February 17, 2007	29,861	–	–	–	–
February 18, 2007	50,000	15,325	–	17,025	18,150
February 24, 2007	41,667	5,870	27,271	7,080	7,552
March 16, 2007	–	–	74,756	–	–
April 17, 2007	–	1,999	–	–	–
June 14, 2007	19,750		–	–	–
February 24, 2008	41,667	5,870	27,271	7,080	7,552
March 16, 2008	–	–	51,754	–	–
April 17, 2008	–	1,999	–	–	–
February 24, 2009	41,666	5,870	27,270	7,080	7,552
March 16, 2009	–	–	51,754	–	–
April 17, 2009	–	1,998	–	–	–
March 16, 2010	–	–	51,754	–	–
Total	224,611	38,931	311,830	38,265	40,806
(a) Mr. Zubretsky resigned on February 28, 2007. Therefore, all restricted share grants vesting after that date were forfeited.

OPTION EXERCISES AND STOCK VESTED

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

(a)	(b)	(c)	(d)		(e)
Thomas R. Watjen	–	–	94,684	(1)	1,794,338	(2)
Robert C. Greving	–	–	–		–
Joseph M. Zubretsky	–	–	–		–
Kevin P. McCarthy	–	–	19,962	(1)	379,348	(2)
Robert O. Best	–	–	19,962	(1)	379,348	(2)

(1)	Each executive withheld a portion of these shares to cover their taxes due upon vesting.

(2)	Amount calculated as the number of shares acquired multiplied by the closing price per share on the vesting date.

Pension Benefits Table

Pension Benefits

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefits	Payments During Last Fiscal Year	Notes

		(#)	($) (5)	($)
Thomas Watjen	“Qualified”	12.50	198,000	–	(3)
	“Excess”	12.50	1,557,000	–
	“SERP”	12.50	1,807,000	–
Robert Greving	“Qualified”	9.83	169,000	–
	“Excess”	9.83	270,000	–

Joseph Zubretsky	“Qualified”	2.00	25,000	–	(2), (4)
	“Excess”	2.00	114,000	–
	“SERP”	2.00	54,000	–
Kevin McCarthy	“Qualified”	28.00	488,000	–
	“Excess”	28.00	800,000	–

Robert Best	“Qualified”	12.50	641,000	–	(1)
	“Excess”	12.50	505,000	–

Notes:

(1)	Amounts include the Colonial Pension plan deferred vested monthly benefit of $4,895.94. Pension benefit is based on Post-Colonial Benefit Service and all (Colonial + Unum) Vesting Service.

(2)	Mr. Zubretsky was not vested in any pension benefit at the time of his resignation.

(3)	Assumes retirement at unreduced retirement age of 60.

(4)	Assumes retirement at unreduced retirement age of 62.

(5)	The “Present Value of Accumulated Benefits” are based upon a measurement date of December 31, 2006. Accordingly, all calculations utilize credited service and Pensionable Earnings as of the same date. The results shown are estimates only and actual benefits will be based upon data, pay, service, form of benefit elected and age at the time of retirement. The primary assumptions used in the calculations are based on the measurement date SFAS No. 87 assumptions. Specifically, the accumulated benefit value calculations utilize a rate of 6.1% to discount expected future plan benefit payments to the measurement date, an annual increase in Social Security Wage Base of 3.5% to index the Qualified and Excess Plan benefits from the measurement date to commencement date and a post-commencement life expectancy assumption based upon the RP-2000 Combined Healthy Participant Mortality Table Projected 6 years with Projection Scale AA. Other assumptions used in the calculations are based on our understanding of the disclosure regulations. In particular, participants are assumed to commence benefits at their unreduced retirement age in each of the plans. That is age 65 in the Qualified and Excess plans and, under the SERP, age 60 for Mr. Watjen and age 62 for Mr. Zubretsky. Also, no turnover (e.g., death, disability, termination, retirement) is assumed prior to retirement age.

2006 Pension Benefits

In the United States, Unum Group maintains three defined benefit plans. The first is the UnumProvident Corporation Pension Plan, which provides funded, tax-qualified benefits up to the limits on compensation and benefits under the Internal Revenue Code (referred to as the “Qualified Plan”). The second is the UnumProvident Supplemental Pension Plan, which provides unfunded, non-qualified benefits in excess of the limits applicable to the Qualified Plan (referred to as the “Excess Plan”). The third is UnumProvident Corporation Senior Executive Retirement Plan (referred to as the “SERP”), which provides unfunded, non-qualified benefits that are offset by benefits under the Qualified Plan and the Excess Plan. The Qualified Plan was designed to provide tax-qualified pension benefits for most employees of the Company. The Excess Plan provides participants with benefits that may not be provided under the Qualified Plan because of the IRS limits on compensation and benefits. The SERP supplements the pension benefits that are provided under the Qualified and Excess Plans. The SERP was designed to provide competitive retirement benefits for the Company’s executives.

Material Terms and Conditions

Qualified Plan

Retirement Benefits under the qualified plan include a Basic Benefit based upon age at retirement, years of “Credited Service”, “Highest Average Earnings” and “Social Security Covered Compensation” (each as defined in the Qualified Plan). Specifically, the Basic Benefit for participants is expressed as an annual single life annuity equal to (1) X% (ranges from 3% if sum of age and vesting service is less than 30 to 8% if the sum equals or exceeds 95) of Highest Average Earnings, multiplied by years of Credited Service; plus (2) 3.50% of Highest Average Earnings in excess of Social Security Covered Compensation, multiplied by years of Credited Service; all divided by (3) a conversion factor based on age at retirement (equal to 9.0 for retirement at age 65 and increased by 0.2 for each whole year retirement occurs prior to age 65). All benefits are indexed on the first day of each plan year following the participant’s date of termination through retirement using the National Average Wage rate of increase published by the Social Security Administration in the preceding year (minimum of 2.75% and maximum of 5.00%).

Mr. McCarthy accrues an additional benefit for his 21 years of service prior to 2000. Mr. Best was a member of the Colonial Pension Plan from which he has a deferred vested monthly single life annuity benefit payable at age 66 of $4,896 and an additional 22 years of Vesting Service.

Benefits provided under the Qualified Plan are based on Pensionable Earnings (which are described below under “Elements of compensation used in applying the payment and benefit formula”) up to a compensation limit under the Internal Revenue Code (which was $220,000 in 2006). In addition, benefits provided under the Qualified Plan may not exceed a benefit limit under the Internal Revenue Code (which was $175,000 in 2006 payable as a single life annuity beginning at any age from age 62 through Social Security Normal Retirement Age).

Excess Plan

The Excess Plan provides a benefit that is equal to the benefit that would be provided under the Qualified Plan if the IRS compensation and benefit limits did not exist, minus the benefit actually provided under the Qualified Plan.

SERP

As amended and restated on January 1, 2005, the benefit provided under the SERP is payable as an annuity beginning on the first day of the month following retirement. For Mr. Watjen, the SERP benefit, expressed as an annual single life annuity, is equal to (1) 2.50% times Highest Average Earnings times years of service up to 20, minus (2) the annual single life annuity provided under the Qualified Plan and the Excess Plan beginning on benefit commencement.

For Mr. Zubretsky, the applicable percentage of Highest Average Earnings was 1.75% (rather than 2.50%).

Unreduced pensions before normal retirement age

Under the Qualified and Excess plans, participants may retire early at age 55 with 5 years of vesting service. However, pension benefits under the Qualified and Excess Plans are reduced for commencement prior to normal retirement age (age 65 except for the Colonial portion of Mr. Best’s benefit which is reduced from age 66).

Under the SERP, Mr. Watjen is eligible for an unreduced pension at age 60 and Mr. Zubretsky was at age 62 but is ineligible given his resignation. If Mr. Watjen terminates employment prior to age 60, the single life annuity will be reduced by 5% per year.

Elements of compensation included in applying the payment and benefit formula

Elements of compensation included in applying the payment and benefit formula include base pay received in each plan year during which the employee accrues Credited Service as well as payments received from regular annual incentive plan and a field or sales compensation plan. These elements do not include other bonuses, long-term incentive awards, commissions, prize awards or allowances for incidentals.

Additional years of Credited Service are generally not granted to participants in any of the three plans. Other than service under prior plans, no extra years of service have been granted to the named executives. Their respective years of Credited Service are included in the Pension Benefits Table.

Lump sums are generally only available on de minimis amounts. Based on current benefit levels, the named executive’s benefits are only payable in the form of an annuity with monthly benefit payments. However, benefits are available as lump sums under the SERP for Termination Without Cause or Resignation for Good Reason or Change-in-Control for Mr. Watjen. Mr. Zubretsky was eligible for certain lump sum payments in the event of termination as a result of a Change-In-Control prior to his resignation.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions In Last FY ($)	Registrant Contributions In Last FY ($)	Aggregate Earnings In Last FY ($)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance At Last FYE ($)

(a)	(b)	(c)	(d)	(e)		(f)
Thomas R. Watjen	–	–	–	–		–
Robert C. Greving	–	–	–	210,000	(1)	–
Joseph M. Zubretsky	–	–	–	–		–
Kevin P. McCarthy	–	–	–	–		–
Robert O. Best	–	–	–	–		–

(1)	For the 2003 Long-Term Incentive program Mr. Greving received cash which was deferred for three years (as described in the Compensation Discussion and Analysis). No interest was paid during the deferral period and the amount was paid out in 2006.

Unum has no other current deferred compensation program or arrangement.

Other Potential Post-Employment Payments

The amounts in the tables below outline estimated payments under various termination scenarios. The tables exclude amounts received as an annuity under the Company’s retirement plans. However, that information is shown in the Pension Benefits table above.

Mr. Zubretsky voluntarily resigned from Unum in February 2007 with no termination-related payments made to him. Therefore, we have not included him in the tables below since the amounts are no longer applicable. Had Mr. Zubretsky qualified for termination-related payments, the amounts included in the tables below would have been as follows: (1) upon termination for Death $7,244,827, (2) upon termination as a result of Disability $7,485,527; (3) termination without Cause or Resignation with Good Reason (absent a Change in Control or ‘CIC’) $6,728,592; and (4) termination related to a CIC $14,123,705. In each scenario, at least 45% of the total was related to the accelerated vesting of restricted stock. As a result of his resignation, Mr. Zubretsky forfeited all restricted stock which had not vested as of February 28, 2007.

Termination as a result of Death

In the event of Termination as a result of Death, the NEOs beneficiaries would receive the benefits shown in the table.

Termination as a result of Death (1)

Name	Prorated Annual Incentive (2)	Early Vesting of Restricted Stock (3)	Group Life Insurance Benefit (4)	Corporate Owned Life Insurance Proceeds (5)	Total
Thomas R. Watjen	$847,800	$4,667,417	$50,000	$200,000	$5,765,217
Robert C. Greving	263,031	808,986	50,000	200,000	1,322,017
Kevin P. McCarthy	379,187	847,949	50,000	200,000	1,477,136
Robert O. Best	355,798	795,147	50,000	200,000	1,400,945

(1)	All amounts in the table assume that the death occurred on December 31, 2006.

(2)	Per the terms of the employment agreement for Mr. Watjen, upon death, his beneficiaries would receive a prorated annual incentive based on the date of death. The amount is calculated based on the average of the bonuses paid for the three completed calendar years prior to termination. For the other NEOs, the Management Incentive Compensation Plan of 2004 provides a prorated annual incentive payment in the event of death. Under this Plan, the payment is adjusted based on corporate performance. Therefore, the amounts for Messrs. Greving, McCarthy and Best represent a payment based on the corporate achievement for 2006.

(3)	Per the terms of the Amended and Restated Stock Plan of 1999 under which the equity awards are granted, all stock options would remain exercisable for a period of three years after the date of death and all unvested restricted stock would accelerate vesting as of the date of death.

(4)	We provide all full-time employees, including our NEOs, with $50,000 of life insurance coverage at no cost to the employee.

(5)	In April, 2000, we purchased Corporate Owned Life Insurance on all officers of the Company who gave their approval. In the event of death while still employed, the Company provides a death benefit to the executive’s beneficiary in the amount of $200,000.

Termination as a result of Disability

In the event of Termination as a result of Disability, the NEOs would receive the benefits shown in the table.

Termination as a result of Disability (1)

Name	Prorated Annual Incentive (2)	Early Vesting of Restricted Stock (3)	Disability Benefits (4)	Total
Thomas R. Watjen	$847,800	$4,667,417	$261,100	$5,776,317
Robert C. Greving	263,031	808,986	212,500	1,284,517
Kevin P. McCarthy	379,187	847,949	272,600	1,499,736
Robert O. Best	355,798	795,147	181,600	1,332,545

(1)	All amounts in the table assume that the termination as a result of disability occurred on December 31, 2006.

(2)	Per the terms of the Employment Agreement for Mr. Watjen, upon termination as a result of disability, he would receive a prorated annual incentive based on the date of termination. The amount is calculated based on the average of the bonuses paid for the three completed calendar years prior to termination. For the other NEOs, the Management Incentive Compensation Plan of 2004 provides a prorated annual incentive payment in the event of disability. Under this Plan, the payment is adjusted based on corporate performance. Therefore, the amounts for Messrs. Greving, McCarthy and Best represent a payment based on the corporate achievement for 2006.

(3)	Per the terms of the Amended and Restated Stock Plan of 1999 under which the equity awards are granted, all stock options would remain exercisable for a period of three years after the date of disability and all unvested restricted stock would accelerate vesting as of the date of disability.

(4)	Amounts shown represent the estimated lump-sum present value of all future payments which the NEO would be entitled to receive under our Long-term Disability program. Each NEO would be entitled to receive such benefits until he reaches age 65.

Termination for Cause or Resignation without Good Reason at any time:

In the event of Termination for Cause or Resignation without Good Reason at any time, the NEOs would not receive severance or other benefits from the Company other than benefits that had been accrued under the retirement plan. Termination for “cause” includes termination due to (1) the continued failure of the executive to substantially perform his or her duties (unless due to illness) after the Board delivers a written demand specifically identifying the manner in which the Board believes the executive is failing to substantially perform his or her duties; (2) willful illegal or gross misconduct which is harmful to the Company; or (3) conviction of a felony or a guilty or no contest plea by the executive relating to a felony.

An executive may terminate his or her employment for “good reason” if (1) assigned to duties inconsistent with the executive’s position, authority, duties or responsibilities, or any other action by the Company which diminishes any of these (except isolated, insubstantial or inadvertent action not in bad faith which is promptly remedied); (2) the Company fails to comply with the terms of employment in the executive’s employment agreement; (3) the Company purportedly terminates the executive’s employment except as expressly permitted in the employment agreement; (4) the Company fails to require a successor to assume the terms of the employment agreement; (5) the Company requires the executive to relocate to an office other than the Company’s headquarters; or (6) the Company requires the executive to relocate anywhere during the change in control period.

Termination without Cause or Resignation with Good Reason (absent a Change In Control):

In the event of Termination without Cause or Resignation with Good Reason (absent a Change in Control), Mr. Watjen would be eligible for the estimated payments outlined in the table below per the terms of his Employment Agreement. A “change in control” occurs if (1) during any period of two consecutive years the individuals serving as directors at the beginning of the period (the “incumbent directors”) cease for any reason to make up a majority of the Board (unless a new director is approved by the vote of at least 2/3 of the incumbent directors, in which case that director will also be an “incumbent director”, except that no director initially elected or nominated as a director of the Company as a result of an actual or threatened election contest will be an incumbent director); (2) any person beneficially owns more than 20% of the shares of the Company’s common stock (unless the person is a subsidiary of the Company, employee benefit plan maintained by the Company or a subsidiary, an underwriter temporarily holding the Company’s shares pursuant to an offering of shares, or the person’s ownership is the result of a reorganization or sale that is a “non qualifying” transaction”; (3) the consummation of a merger, consolidation, statutory share exchange or similar corporate transaction involving the Company or any of its subsidiaries that requires approval of our stockholders, or sale or other disposition of all or substantially all of our assets to an entity that is not an affiliate of the Company, or other specified transactions where essentially the ultimate control as it existed immediately prior to the transaction has not changed, and at least a majority of the directors of the surviving parent corporation were incumbent directors of the Company prior to the transaction; and (4) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

For the other NEOs, in the event of (1) involuntary termination due to poor performance, other than for misconduct or cause (as defined above), (2) job elimination or (3) a decision to fill the position with a different resource consistent with corporate direction, they would be eligible for severance under the Severance Pay Plan for Executive Vice Presidents. This plan provides a severance benefit of 18 months of base salary. The payment is made as a lump sum after the seven day revocation period following the signing of an agreement and general release. Participants are not entitled to continued coverage under the medical and dental benefit insurance plans (other than as may be required by the federal COBRA health care continuation requirements). Participants who are entitled to receive a severance payment under the Plan shall also be provided with limited outplacement benefits within reasonable limitations as to duration consistent with corporate policy (which is currently to provide the lesser of 20% of base salary or $50,000).

Termination without Cause or Resignation with Good Reason (absent a CIC) (1):

Name	Severance	Prorated Annual Incentive	Early Vesting of Restricted Stock	Benefit Continuation	Outplacement Services	Pension Enhancement	Total
	(a)	(b)	(c)	(d)	(e)	(f)
Thomas R. Watjen (2)	$5,543,400	$847,800	$3,801,583	$10,568	$50,000	$2,517,559	$12,770,910
Robert C. Greving (3)	570,000	263,031	0	0	50,000	0	883,031
Kevin P. McCarthy (3)	660,000	379,187	0	0	50,000	0	1,089,187
Robert O. Best (3)	660,000	355,798	0	0	50,000	0	1,065,798

(1)	All amounts in the table assume a termination date of December 31, 2006. The ‘in-the-money’ value of vested, unexercised stock options held by the executive are not included in the table because the value is not impacted by a termination.

(2)	For Mr. Watjen, in the event of Termination without Cause or Resignation with Good Reason and the date of termination occurs other than within two years following a Change in Control or within 12 months of a Potential Change in Control (i.e., within 12 months of the Company entering into an agreement for a transaction that would constitute a Change in Control if consummated), he would be entitled to:

•

Severance – Three times the sum of his annual base salary and the average annual incentive paid to him in the three years prior to the date of termination. See column (a). Additional details related to his employment agreement are provided below.

•	Prorated Annual Incentive – A prorated annual incentive through the termination date based on a three-year average of his annual incentive awards. See column (b).

•

Early Vesting of Restricted Stock – stock options, restricted stock and other equity based awards granted after July 1, 1999 will vest as of the date of termination to the extent such awards would have vested if he had remained continuously employed by the Company through the expiration of the Agreement term. Thus, the amount in the table represents the value of all awards which would have vested through December 16, 2008 at a market price of $20.78 (December 29, 2006 close price). See column (c).

•

Benefit Continuation – Provision of health and welfare benefits at the same level, terms and conditions that existed prior to termination for a period of thirty-six months. The amounts shown reflect the estimated present value cost of programs currently in place for the average Company employee, and are not specific to Mr. Watjen. See column (d).

•

Outplacement Benefits – In the event that an executive terminates and is eligible for severance, they are also eligible for outplacement benefits, which are paid directly to the provider. The Company policy for all NEOs is the lesser of 20% of base salary or $50,000. See column (e).

•

Pension Enhancement – A lump sum payment representing the increase in present value of the his retirement benefits as if he had accumulated three additional years of age and service. The amount in the table reflects this lump-sum payment which would be due under this termination scenario. See column (f).

(3)	In the event of Termination without Cause or Resignation with Good Reason (other than within the context of a Change in Control or Potential Change in Control) which involves a job elimination, other NEOs are eligible for the following:

•	Prorated Annual Incentive – The NEO would receive a prorated annual incentive through the date of termination for job elimination, which is adjusted for corporate performance. See column (b).

•

Outplacement Benefits – In the event that an executive terminates and is eligible for severance under the Severance Pay Plan for Executive Vice Presidents, they are also eligible for outplacement benefits, which are paid directly to the provider. The Company policy for all NEOs is the lesser of 20% of base salary or $50,000. See column (e).

Termination related to a Change-in-Control (1):

Name	Severance	Prorated Annual Incentive	Early Vesting of Restricted Stock	Benefit Continuation	Outplacement Services	Pension Enhancement	Estimated Tax Gross-Up	Reduction in CIC Benefits	Total
	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Thomas R. Watjen (2)	$5,543,400	$847,800	$4,667,417	$10,568	$50,000	$2,517,559	$–	$(653,756)	$12,982,988
Robert C. Greving (3)	1,254,000	247,000	808,986	7,248	50,000	153,721	–	(87,659)	2,433,296
Kevin P. McCarthy (3)	1,452,000	286,000	795,147	7,248	50,000	172,825	667,774	–	3,430,994
Robert O. Best (3)	1,479,238	286,000	847,949	7,248	50,000	239,562	–	–	2,909,997

(1)	All amounts in the table assume a termination date of December 31, 2006. Our Change-in-Control arrangements require both a Change-in-Control and a termination in order for the benefits to be payable. The ‘in-the-money’ value of vested, unexercised stock options held by the executive are not included in the tables because their value is not impacted by a termination.

(2)	For Mr. Watjen, Termination related to a Change in Control in the event of termination without Cause or Resignation with Good Reason within two years following a Change in Control or within 12 months of a Potential Change in Control (i.e., within 12 months of the Company entering into an agreement for a transaction that would constitute a Change in Control if consummated). In either event, he would be entitled to:

•

Severance – Three times the sum of his annual base salary and the average annual incentive paid to him in the three years prior to the date of termination. See column (a). Additional details related to his employment agreement are provided below.

•	Prorated Annual Incentive – A prorated annual incentive based on a three-year average of his annual incentive awards. See column (b).

•

Early Vesting of Restricted Stock – Accelerated vesting of Mr. Watjen’s stock options, restricted stock and other equity based awards granted after July 1, 1999. Thus, the amount in the table represents the value of all outstanding unvested restricted stock awards for Mr. Watjen at a market price of $20.78 (December 29, 2006, close price; he did not have outstanding unvested stock options as of December 31, 2006). See column (c).

•

Benefit Continuation – Provision of health and welfare benefits at the same level, terms and conditions that existed prior to termination for a period of thirty-six months. The amounts shown reflect the estimated present value cost of programs currently in place for the average Company employee, and are not specific to Mr. Watjen. See column (d).

•

Outplacement Benefits – In the event that an executive terminates and is eligible for severance, they are also eligible for outplacement benefits, which are paid directly to the provider. The Company policy for all NEOs is the lesser of 20% of base salary or $50,000. See column (e).

•

Pension Enhancement – A lump sum payment representing the increase in present value of his retirement benefits as if he had accumulated three additional years of age and service. The amount in the table reflect this lump-sum payment which would be due under this termination scenario. See column (f).

•

Estimated Tax Gross Up – If any payments pursuant to Mr. Watjen’s employment agreement or otherwise would be subject to any excise tax under Section 4999 of the Internal Revenue Code, the Company will provide an additional payment such that he retain a net amount equal to the payments he would have retained if such excise tax had not applied. If the value of the benefits (calculated in accordance with the IRS rules) exceeds the IRS limit by 10% or less, then the benefits would be reduced to avoid the excise tax. See column (g).

•

Reduction in CIC benefits – As indicated above, in the event the payment is within 10% of the IRS limit which results in no excise tax, the payment is reduced. The amount in the table represent the reduction in Mr. Watjen’s benefits to avoid the excise tax. See column (h).

(3)	In the event of a termination without Cause or Resignation for Good Reason within two years following a Change in Control or Potential Change in Control (as defined below under Change in Control Severance Agreements), Messrs. Greving, McCarthy and Best would be entitled to:

•

Severance – A severance payment in the amount of two times base salary and annual incentive (based on higher of pre-change-in-control salary and actual annual incentive or current salary and annual incentive target). See column (a).

•

Prorated Annual Incentive – A prorated annual incentive (higher of pre-change-in-control actual annual incentive or current annual incentive target) in the event of termination within a 24 month period following a Change in Control. See column (b).

•	Early Vesting of Restricted Stock – Immediate vesting of all unvested equity grants. See column (c).

•

Benefit Continuation – Provision of health and welfare benefits at the same level, terms and conditions that existed prior to termination for a period of twenty-four months following the date of termination. The amounts shown reflect the estimated present value cost of programs currently in place for the average Company employee, and are not specific to each executive. See column (d).

•

Outplacement Benefits – In the event that an executive terminates and is eligible for severance, they are also eligible for outplacement benefits, which are paid directly to the provider. The Company policy for all NEOs is the lesser of 20% of base salary or $50,000. See column (e).

•

Pension Enhancement – A lump sum payment representing the increase in present value of the Executive’s retirement benefits as if he had accumulated two additional years of age and service. The amounts in the table reflect these lump-sum payments which would be due under this termination scenario. See column (f).

•

Estimated Tax Gross Up – If any payments pursuant to the agreement or otherwise would be subject to any excise tax under Section 4999 of the Internal Revenue Code, an additional payment such that the Executive retains a net amount equal to the payments each would have retained if such excise tax had not applied. If the value of the benefits (calculated in accordance with the IRS rules) exceeds the IRS limit by 10% or less, then the benefits would be reduced to avoid the excise tax. The amount in the table represents the excise tax for Mr. McCarthy; the payments for the remaining executives, if reduced by 10% would not be subject to an excise tax. The estimated tax gross up for Mr. McCarthy is based on the 20% excise tax, grossed up for taxes, on the amount of severance and other benefits above his average five-year W-2 earnings times 2.99. See column (g).

•

Reduction in CIC benefits - As indicated above, in the event the payment is within 10% of the IRS limit which results in no excise tax, the payment is reduced. The amount in the table represent the reduction in Mr. Greving’s benefits to avoid the excise tax. See column (h).

Employment Agreements

We have entered into employment agreements with Messrs. Watjen and Zubretsky. Mr. Zubretsky notified the Company on February 6, 2007, that he was resigning effective February 28, 2007. Accordingly, his employment agreement is no longer effective.

Employment Agreement with Mr. Watjen

Mr. Watjen’s employment agreement, which was originally effective as of January 1, 2002 and amended on December 16, 2005, currently extends through December 16, 2008, subject to automatic one-year extensions unless either party elects not to renew. Under the terms of his agreement, Mr. Watjen is paid a salary of $950,000 and is eligible for a target annual incentive of not less than 120% of his base salary, exclusive of any special or supplemental bonuses that may be awarded. Under the terms of the agreement, Mr. Watjen is eligible to participate in all incentive, saving, retirement, health, welfare and fringe benefit plans and programs generally available to our senior executive officers.

The employment agreement provides for retirement benefits payable to Mr. Watjen. He is entitled to a minimum annual retirement benefit equal to 2.5% of his final average earnings multiplied by his years of service (as such terms are defined in his employment agreement) up to 20 years. If he retires after age 55, but prior to age 60, his benefit will be reduced by 5% for each year under 60. The minimum annual retirement benefit provided for in the employment agreement will be reduced by any benefits payable to him under our Qualified Pension Plan and Supplemental Plan. In addition, Mr. Watjen is entitled to post retirement welfare benefit coverage in accordance with the terms of our applicable plans to the extent that we provide such coverage. Mr. Watjen will receive full credit for all his years of service with us for all purposes except for the post retirement medical plan. Service credit for this plan will be given pursuant to the terms of such plan.

In the event we terminate Mr. Watjen’s employment without cause or Mr. Watjen resigns for good reason (as such terms are described above), he will receive the following severance benefits:

•	an amount equal to three times the sum of his annual base salary and the average annual incentive paid to him in the three years prior to the date of termination;

•	accrued obligations for salary and a pro-rata annual incentive for the portion of the year preceding termination;

•	a lump sum payment representing the increase in present value of his retirement benefit as if he had accumulated three additional years of age and service;

•	continuation of health and welfare benefits for a period of up to three years; and

•

all of his equity awards granted after July 1, 1999 will vest to the extent such awards would have vested if he had remained continuously employed through the expiration of the term of his agreement, and any options will remain exercisable through the later of (i) the post-termination expiration date specified in the original option agreement, (ii) December 31 of the year in which his termination of employment occurs, or (iii) the 15th day of the third month following his date of termination, but not exceeding the expiration of their initial term.

If we terminate Mr. Watjen’s employment without cause or Mr. Watjen’s resigns for good reason within the 12-month period following a potential change in control, as described above, or within the two-year period following a change in control, as described above, in addition to the severance benefits listed above, all of his equity awards granted after July 1, 1999 would fully vest.

If any payments pursuant to the agreement or otherwise would be subject to any excise tax under Section 4999 of the Internal Revenue Code, we will provide an additional payment such that Mr. Watjen would retain a net amount equal to the payments he would have retained if such excise tax had not applied, unless a reduction in the payments by no more than 10% would result in no excise tax being owed.

The agreement prohibits Mr. Watjen from using or divulging confidential information and from competing with us or soliciting our employees for a period of 18 months after his employment terminates. The noncompetition and nonsolicitation covenants would expire upon the occurrence of a change in control.

Employment Agreement with Mr. Zubretsky

On March 1, 2005, we entered into an employment agreement with Mr. Zubretsky to serve as our Senior Executive Vice President, Finance, Investments and Corporate Development. The agreement term extended through December 31, 2007, but was terminated on February 28, 2007 as a result of his resignation from the Company. Under the terms of the employment agreement, Mr. Zubretsky received a sign-on bonus of $775,000, which was repayable on a pro-rata basis if he voluntarily terminated employment prior to March 16, 2007 (which Mr. Zubretsky repaid), plus a sign-on grant of restricted stock valued at $2,700,000, which was to have vested as to one third of the shares on March 16, 2008, 2009 and 2010, subject to his continued employment with Unum. He was entitled under the agreement to receive an annual base salary of $650,000 and a target annual incentive opportunity of at least 100% of his base salary. The agreement also provided for target long-term incentive opportunities of at least 200% of base salary, measured on an annual equivalent basis.

Under the terms of the agreement, Mr. Zubretsky was eligible to participate in all incentive, saving, retirement, health, welfare and fringe benefit plans and programs generally available to our senior executive officers. In addition, he participated in the Supplemental Executive Retirement Plan, which provides an annual retirement benefit equivalent to 1.75% times years of service times final average earnings, subject to an eligibility requirement of age 55 and 5 years of service.

In the event that we terminated Mr. Zubretsky’s employment without cause or Mr. Zubretsky resigned for good reason (as such terms are described above), his sign-on grant of restricted stock,

described above, would have become fully vested and he would have received the following severance benefits in addition to accrued obligations and other benefits to which he was otherwise entitled under our plans, programs, policies and practices:

•	a severance payment equal to two times the sum of his base salary and the average of his prior three years’ annual incentives, and

•	continuation of group health and welfare benefits for a period of up to two years.

Mr. Zubretsky’s resignation from the Company was not for Good Reason. Had we terminated Mr. Zubretsky’s employment without cause or had Mr. Zubretsky resigned for good reason within two years after a change in control, Mr. Zubretsky would have received the following enhanced benefits:

•	the severance payment mentioned above would have instead been three times the sum of his base salary and the average of his prior three years’ annual incentives,

•	the group health and welfare benefit coverage would instead have been available for up to three years,

•	all of his outstanding equity awards would become fully vested and would have remained exercisable for up to 24 months, and

•	he would have received a lump sum payment representing the increase in present value of his SERP benefit as if he had accumulated three additional years of age and service.

Had any payments pursuant to the agreement or otherwise been subject to any excise tax under Section 4999 of the Internal Revenue Code, we would have provided and additional payment such that Mr. Zubretsky would have retained a net amount equal to the payments he would have retained had such excise tax not applied, unless a reduction in the payments by no more than 10% would have resulted in no excise tax being owed.

The agreement prohibited Mr. Zubretsky from using or divulging confidential information and from competing with us or soliciting our employees for a period of two years after his employment terminates. The noncompetition and nonsolicitation covenants would have expired upon the occurrence of a change in control.

Change in Control Severance Agreements

We offer Change in Control Severance Agreements to certain other senior officers, including Messrs. Best, Greving and McCarthy, as determined by the Human Capital Committee. These agreements provide certain benefits in the event we terminate a senior officer’s employment without cause or the officer resigns for good reason (as such terms are described above), within a two year period following a change in control, or prior to a change in control for (1) reasons that would have constituted a Good Reason or without Cause terminated if they had occurred following a change in control, (2) at the request of a third party who had indicated an intention or taken steps to effect a change in control and a change in control involving such third party does occur. The severance benefits include:

•	payment of two times base salary and annual incentive (based on higher of pre-change-in-control salary and actual annual incentive or current salary and annual incentive target);

•	pro rata annual incentive for the year of termination, based on assumed performance at the “target” level;

•	two years additional age and service credit towards pension benefit accrual, including both qualified and supplemental plans;

•	continued medical and dental coverage for two years (secondary to coverage obtained from subsequent employer);

•	vesting of all equity-based awards, which, in the case of options, shall remain exercisable for ninety days from the date of termination;

•	vesting of accrued pension benefits, including both qualified and supplemental retirement plans; and

•	payment of all deferred compensation and outplacement services in accordance with our policies.

If any payments pursuant to the agreement or otherwise would be subject to any excise tax under Section 4999 of the Internal Revenue Code, we will provide an additional payment such that these individuals retain a net amount equal to the payments each would have retained if such excise tax has not been applied, unless a reduction in the payments by no more than 10% would result in no excise tax being owed.

Compensation of Non-Employee Directors

Employees of the Company are not compensated for their services as directors of the Company or any of its direct or indirect subsidiaries. The retainer and fee arrangements for our non-employee directors are contained in the Non-Employee Director Compensation Plan of 2004 (“Director Plan”). The Board sought advice from Towers Perrin in developing the Director Plan. We also pay our directors’ expenses for attending meetings of the Board and committees or other meetings relating to the Company’s business.

We pay our non-employee directors an annual retainer of $80,000. The Chairman of the Board received a quarterly retainer of $40,000 per quarter in 2006 in addition to the retainers and fees described above (this retainer is paid in advance). The chairs of the standing committees (other than the Audit Committee) receive an additional retainer of $7,500. In March 2007, the Board approved a resolution providing that the Audit Committee Chair annual retainer would be $15,000 given the increased demands of that position. Retainers are prorated for a director who joins the Board or becomes the Chair of a Committee after the Annual Meeting. Non-employee Directors are paid $2,000 for each meeting they attend in person and $500 for each conference call meeting of the Board and of the committees on which they participate, including special committees. The meeting fees are paid quarterly in arrears. Our non-employee directors can elect to receive all or a portion of their cash compensation in deferred share rights (the right to receive one share of common share on the payment date) in accordance with the terms of our Director Plan.

The Company periodically reviews compensation practices for outside directors (the last such review was three years ago). Based on a competitive assessment of non-employee director compensation performed by Towers Perrin, in March 2007 the Board decided to enhance outside director compensation in order to better align with the competitive market and to recognize the growing demands placed on the Board by additional regulatory requirements of Sarbanes-Oxley and other recent legislation. Therefore, to better align director’s interest with that of stockholders, and in addition to the annual retainer listed above (which remained unchanged), an annual restricted stock grant of $50,000 per outside director was approved. This grant will be effective with the annual meeting in May 2007 and will be made through the Stock Incentive Plan of 2007 (explained in further detail later in the proxy statement) if that plan is approved by stockholders. If the Stock Incentive Plan of 2007 is not approved, these grants will be made through the Amended and Restated Stock Plan of 1999.

In 1998, directors of Provident participating in the director retirement program were required to convert their accrued account balance on a net present value basis to either stock options or deferred share rights issued under the Non-Employee Director Compensation Plan. Upon leaving the Board, the directors who were formerly directors of UNUM will be entitled to receive an annual consulting fee fixed at $27,500 for the number of full years each director had served as of May 31, 1997, under a former UNUM plan.

The Company sponsors a Matching Gifts Program for employees in which our Directors can also participate. This program serves as an important means for us to directly support philanthropic efforts to non-profit organizations and educational institutions. The Program will match eligible gifts from a minimum of $50 to an aggregate maximum gift of $7,500 per director, per calendar year. We provide matching gifts on a $2 for $1 basis to accredited colleges, universities, graduate schools, secondary and elementary schools within the United States. Gifts to other non-profit organizations are matched $1 for $1.

There is a stock ownership goal of 20,000 shares of our common stock for each director. This goal is to be achieved within five years of the adoption of the goal in December 2003, or for new directors within five years of initial election to the Board. Under our Corporate Governance Guidelines, each director is expected to retain shares received as a result of director compensation for at least three years from the time it vests and should retain at least the number of shares in the ownership goal until retirement from the Board.

The table below provides details of each individual non-employee director’s compensation for 2006.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compens- ation ($)	Change in Pension Value and Nonqual- ified Deferred Compens- ation Earnings (3) ($)	All Other Compens- ation (4) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Jon S. Fossel	$196,500	–	–	–	$2,284	–	$198,784
Pamela H. Godwin	116,000	–	–	–	3,187	–	119,187
Ronald E. Goldsberry	124,000	–	–	–	7,839	5,500	137,339
Thomas Kinser	115,000	–	–	–	2,081	3,683	120,764
Gloria C. Larson	116,500	–	–	–	3,202	–	119,702
Hugh O. Maclellan, Jr.	92,000	–	–	–	680	7,500	100,180
A. S. (Pat) MacMillan, Jr.	122,500	–	–	–	1,002	–	123,502
Edward J. Muhl	115,000	–	–	–	–	–	115,000
Michael J. Passarella	137,500	–	–	–	29	–	137,529
C. William Pollard	224,500	–	–	–	564	7,500	232,564
William J. Ryan	116,500	–	–	–	2,607	–	119,107

(1)	These amounts include annual and committee retainers which were paid in cash or deferred. Each outside director may elect to defer a portion of their compensation. The amount of the annual compensation that was deferred into deferred share rights was: Mr. Fossel – $83,750, Ms. Godwin -$116,000, Mr. Goldsberry – $124,000, Mr. Kinser – $97,500, Ms. Larson – $116,500, Mr. Maclellan – $80,000, Mr. MacMillan – $35,000, Mr. Passarella – $20,500, and Mr. Ryan –$94,500. As of December 31, 2006, the aggregate deferred shares rights for our non-employee directors is as follows:

Mr. Fossel	5,857
Ms. Godwin	13,664
Dr. Goldsberry	29,530
Mr. Kinser	9,582
Ms. Larson	13,745
Mr. MacMillan	4,364
Mr. Maclellan	4,562
Mr. Passarella	388
Mr. Ryan	11,358

(2)	Four of our current directors have outstanding stock options. There are no directors with unvested stock awards. The aggregate number of option awards outstanding at fiscal year end for each are as follows:

Mr. Goldsberry	13,533
Mr. Maclellan	40,004
Mr. MacMillan	10,156
Mr. Pollard	30,000

(3)	The amounts shown here represent dividend reinvestment earnings on the deferred share rights in each Director’s account.

(4)	Amounts represent matching gifts made on behalf of the named director, to qualified non-profit organizations and educational institutions. The Matching Gifts Program is available to employee and non-employee directors, and will match eligible gifts from a minimum of $50 to an aggregate maximum gift of $7,500 per non-employee director, per calendar year.

BENEFICIAL OWNERSHIP OF COMPANY’S COMMON STOCK

Detailed information about the security ownership of beneficial owners of more than 5% of our common stock is set forth below, including beneficial ownership based on sole voting and shared voting power and investment (dispositive) power.

We do not know of any other person that is a beneficial owner of more than five percent (5%) of our common stock. Information is given as of December 31, 2006, unless otherwise indicated.

Beneficial Ownership Based on Voting Power

Name and Address of Beneficial Owner	Amount Beneficially Owned (1) (Voting Power)		Percent of Company Common Stock Outstanding
Dodge & Cox 555 California Street, 40th Floor San Francisco, CA 94104	21,768,746	(2)	6.40%
Hotchkis and Wiley Capital Management, LLC 725 South Figueroa Street, 39th Floor Los Angeles, CA 90017	30,694,970	(3)	8.97%
Relational Investors, LLC 12400 High Bluff Drive, Suite 600 San Diego, CA 92130	21,291,726	(4)	6.21%

(1)	Beneficial ownership of securities is disclosed according to Rule 13d-3 of the Securities Exchange Act of 1934.

(2)	This information is based on Schedule 13G dated February 8, 2007, filed with the Securities and Exchange Commission by Dodge & Cox, which reflects beneficial ownership as of December 31, 2006. Securities reported are beneficially owned by clients of Dodge & Cox, which clients may include investment companies registered under the Investment Company Act and/or employee benefit plans, pension funds, endowment funds or other institutional clients.

(3)	This information is based on Schedule 13G dated February 13, 2007, filed with the Securities and Exchange Commission by Hotchkis and Wiley Capital Management, LLC, which reflects beneficial ownership as of December 31, 2006. Securities reported are beneficially owned as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

(4)	This information is based on Schedule 13D dated February 28, 2007, filed with the Securities and Exchange Commission on March 9, 2007 by Relational Investors, LLC, which reflects beneficial ownership as of March 9, 2007. The 13D includes shares beneficially owned by Relational Investors, L.P., Relational Fund Partners, L.P, Relational Coast Partners, L.P., Relational Partners, L.P., RH Fund 1, L.P., RH Fund 2, L.P., RH Fund 4, L.P., RH Fund 6, L.P., RH Fund 7, L.P., Relational Investors III, L.P., Relational Investors VIII, L.P., Relational Investors IX, L.P., Relational Investors X, L.P., Relational Investors XI, L.P., Relational Investors XV, L.P., and Relational Investors XVI, L.P. (collectively the Relational LPs”). The 13D states that it is also filed on behalf of Relational Investors, LLC as the sole general partner, or the sole managing member of the general partner, of the Relational LPs and investment adviser of certain client managed accounts, and by Ralph V. Whitworth and David H. Batchelder, the principals of Relational Investors, LLC.

Beneficial Ownership Based on Investment Power

Name and Address of Beneficial Owner	Amount Beneficially Owned (1) (Investment Power)		Percent of Company Common Stock Outstanding
Dodge & Cox 555 California Street, 40th Floor San Francisco, CA 94104	23,268,846	(2)	6.80%
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	20,280,715	(3)	5.90%
Hotchkis and Wiley Capital Management, LLC 725 South Figueroa Street, 39th Floor Los Angeles, CA 90017	38,651,270	(4)	11.30%
Relational Investors, LLC 12400 High Bluff Drive, Suite 600 San Diego, CA 92130	21,291,726	(5)	6.21%

(1)	Beneficial ownership of securities is listed according to Rule 13d-3 of the Securities Exchange Act of 1934.

(2)	This information is based on Schedule 13G dated February 8, 2007, filed with the Securities and Exchange Commission by Dodge & Cox, which reflects beneficial ownership as of December 31, 2006. Securities reported are beneficially owned by clients of Dodge & Cox, which clients may include investment companies registered under the Investment Company Act and/or employee benefit plans, pension funds, endowment funds or other institutional clients.

(3)	This information is based on Schedule 13G dated February 14, 2007, filed with the Securities and Exchange Commission by FMR Corp., which reflects beneficial ownership as of December 31, 2006. FMR Corp. reported it had beneficial ownership of, and sole dispositive power with respect to 20,280,715 shares of common stock, sole power to vote 280,715 shares, and shared voting or dispositive power for none of the shares. FMR Corp.’s Schedule 13G includes shares beneficially owned by: Edward C. Johnson 3d and family members; Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp., in its capacity as investment adviser to various registered investment companies (20,000,558 shares, or 5.839%); Strategic Advisers, Inc. a wholly owned subsidiary of FMR Corp., in its capacity as investment adviser to various registered investment companies (200 shares, or 0.000%); and Pyramis Global Advisors Trust Company, a bank that is an indirect wholly owned subsidiary of FMR Corp. (279,957 shares, or 0.082%), as a result of its serving as investment manager of certain institutional accounts. Mr. Johnson is Chairman of FMR Corp. The Schedule 13G states that Mr. Johnson and various family members, through their ownership of FMR Corp. voting common stock and the execution of a stockholders’ voting agreement, may be deemed to form a controlling group with respect to FMR Corp.

(4)	This information is based on Schedule 13G dated February 13, 2007, filed with the Securities and Exchange Commission by Hotchkis and Wiley Capital Management, LLC, which reflects beneficial ownership as of December 31, 2006. Securities reported are beneficially owned as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

(5)	This information is based on Schedule 13D dated February 28, 2007, filed with the Securities and Exchange Commission on March 9, 2007 by Relational Investors, LLC, which reflects beneficial ownership as of March 9, 2007. The 13D includes shares beneficially owned by Relational Investors, L.P., Relational Fund Partners, L.P, Relational Coast Partners, L.P., Relational Partners, L.P., RH Fund 1, L.P., RH Fund 2, L.P., RH Fund 4, L.P., RH Fund 6, L.P., RH Fund 7, L.P., Relational Investors III, L.P., Relational Investors VIII, L.P., Relational Investors IX, L.P., Relational Investors X, L.P., Relational Investors XI, L.P., Relational Investors XV, L.P., and Relational Investors XVI, L.P. (collectively the Relational LPs”). The 13D states that it is also filed on behalf of Relational Investors, LLC as the sole general partner, or the sole managing member of the general partner, of the Relational LPs and investment adviser of certain client managed accounts, and by Ralph V. Whitworth and David H. Batchelder, the principals of Relational Investors, LLC.

APPROVAL OF THE STOCK INCENTIVE PLAN OF 2007

(Item 2 on the Proxy Card)

Summary of the Stock Incentive Plan.

At the Meeting, we will ask the stockholders to approve our Stock Incentive Plan of 2007 (the “SIP”). Our board of directors adopted the SIP on March 21, 2007, subject to approval by the stockholders at the Meeting. The purpose of the SIP is to give us a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide us and our subsidiaries and affiliates with a stock plan providing incentives directly linked to stockholder value. If approved by stockholders at the Annual Meeting of Stockholders, the SIP will become effective on that date.

If the SIP is approved by our stockholders, our existing Stock Plan of 1999 will be terminated; however, such termination will not affect awards previously granted and outstanding under the Stock Plan of 1999. The principal features of the SIP are summarized below. This summary is qualified by reference to the full text of the SIP that is included as Exhibit A to this proxy statement.

General. Awards granted under the SIP may be in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, other stock-based awards or any combination of those awards. The SIP provides that awards may be made under the SIP for ten years.

Administration. Under the terms of the SIP, the SIP will be administered by the Human Capital Committee of our board, or by such other committee or subcommittee as may be appointed by our board, and which consists entirely of two or more “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code (“Code”) and who are “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and which will be referred to in the summary as the “committee.” Unless and until the board appoints any other committee or subcommittee, the SIP will be administered by the committee. Under the terms of the SIP, the committee can make rules and regulations and establish such procedures for the administration of the SIP as it deems appropriate Any determination made by the committee under the SIP will be made in the sole discretion of the committee and such determinations will be final and binding on all persons.

Shares Available. The SIP provides that the aggregate number of shares of our common stock that may be subject to awards under the SIP cannot exceed 35,000,000 subject to adjustment in certain circumstances to prevent dilution or enlargement. No participant may be granted, during any calendar year, awards covering in excess of 1,000,000 shares. Shares underlying awards that expire or are forfeited or terminated without being exercised will again be available for the grant of additional awards within the limits provided by the SIP. Shares withheld by or delivered to us to satisfy the exercise price of options or tax withholding obligations will not be deemed to have been issued under the SIP.

Eligibility. The SIP provides for awards to the directors, officers, employees and consultants of the Company and its subsidiaries and affiliates and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or its subsidiaries or affiliates, except that incentive stock options may only be granted to employees of the Company and its subsidiaries or parent corporation. As of the date of this proxy statement, there were approximately 550 directors, officers and employees eligible to participate in the SIP. Our current executive officers named in the Summary Compensation Table under the caption “Executive Compensation” herein and each of our directors are among the individuals eligible to receive awards under the SIP.

Stock Options. Subject to the terms and provisions of the SIP, options to purchase our common stock may be granted to eligible individuals at any time and from time to time as determined by the committee. Options may be granted as incentive stock options, which are intended to qualify for favorable treatment to the recipient under Federal tax law, or as non-qualified stock options, which do not qualify for this favorable tax treatment. Subject to the limits provided in the SIP, the committee determines the number of options granted to each recipient. Each option grant will be evidenced by a stock option agreement that specifies the option exercise price, whether the options are intended to be incentive stock options or non-qualified stock options, the duration of the options, the number of shares to which the options pertain and such additional limitations, terms and conditions as the committee may determine, but the plan provides that, except as otherwise determined by the committee, in no event will the normal vesting schedule of an option provide that the option will vest before the first anniversary of the date of grant (other than in the case of death, disability or retirement).

The committee determines the exercise price for each option granted, except that the option exercise price may not be less than 100 percent of the fair market value of a share of our common stock on the date of grant. As of March 19, 2007, the fair market value (as that term is defined under the SIP) of a share of our common stock was $22.50 per share. All options granted under the SIP will expire no later than ten years from the date of grant. The method of exercising an option granted under the SIP is set forth in the plan as is the general provisions regarding the exercisability of options following terminations of employment. Stock options are nontransferable except by will or by the laws of descent and distribution or, in the case of non-qualified stock options, as otherwise expressly permitted by the committee. The granting of an option does not accord the recipient the rights of a stockholder, and such rights accrue only after the exercise of an option and the registration of shares of our common stock in the recipient’s name.

Stock Appreciation Rights. The committee in its discretion may grant stock appreciation rights under the SIP. Stock appreciation rights may be “tandem SARs,” which are granted in conjunction with an option, or “free-standing SARs,” which are not granted in conjunction with an option. A stock appreciation right entitles the holder to receive from us upon exercise an amount equal to the excess, if any, of the aggregate fair market value of a specified number of shares of our common stock that are the subject of such stock appreciation right over the aggregate exercise price for the underlying shares. The exercise price of a Free-Standing SAR shall not be less than 100% of the fair market value of a share of our common stock on the date of grant.

A tandem SAR may be granted at the grant date of the related option. A tandem SAR will be exercisable only at such time or times and to the extent that the related option is exercisable, and will have the same exercise price as the related option. A tandem SAR will terminate or be forfeited upon the exercise or forfeiture of the related option, and the related option will terminate or be forfeited upon the exercise or forfeiture of the tandem SAR.

Each SAR will be evidenced by an award agreement that specifies the base price, the number of shares to which the stock appreciation right pertains and such additional limitations, terms and conditions as the committee may determine, but the plan provides that, except as otherwise determined by the committee, in no event will the normal vesting schedule a SAR provide that the right will vest before the first anniversary of the date of grant (other than in the case of death, disability or retirement). The Company may make payment of the amount to which the participant exercising stock appreciation rights is entitled by delivering shares of our common stock, cash or a combination of stock and cash as set forth in the award agreement relating to the stock appreciation rights. The method of exercising a stock appreciation right granted under the SIP is set forth in the plan as is the general provisions regarding the exercisability of SARs following terminations of employment. Stock appreciation rights are not transferable except by will or the laws of descent and distribution or, with respect to stock appreciation rights that are not granted in “tandem” with an option, as expressly permitted by the committee. Each stock appreciation right will be evidenced by an award agreement that specifies the date and terms of the award and such additional limitations, terms and conditions as the committee may determine.

Restricted Stock. The SIP provides for the award of shares of our common stock that are subject to forfeiture and restrictions on transferability as set forth in the SIP and as may be otherwise determined by the committee. Except for these restrictions and any others imposed by the committee, upon the grant of restricted stock the recipient will have rights of a stockholder with respect to the restricted stock, including the right to vote the restricted stock and to receive all dividends and other distributions paid or made with respect to the restricted stock. During the restriction period set by the committee, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the Restricted Stock. Subject to the terms of the plan and award agreements covering the shares, any award of restricted stock will be subject to vesting during a restriction period of at least three years following the date of grant, except that a restriction period of at least one year is permissible if vesting is conditioned upon the achievement of performance goals established by the committee. Subject to the terms of the plan and award agreements covering the shares, an award of restricted stock may vest in part on a pro rata basis prior to the expiration of any restriction period, and up to five percent of shares available for grant as restricted stock (together with all other shares available for grant as awards under the SIP other than options, stock appreciation rights or dividend equivalent rights) may be granted without regard to the restriction period and the Committee may accelerate the vesting and lapse any restrictions with respect to any such restricted stock award.

Restricted Stock Units. The SIP authorizes the committee to grant restricted stock units. Restricted stock units are not shares of our common stock and do not entitle the recipients to the rights of a stockholder. Restricted stock units granted under the SIP may or may not be subject to performance conditions. The recipient may not sell, transfer, pledge or otherwise encumber restricted stock units granted under the SIP prior to their vesting. Restricted stock units will be settled in cash or shares of our common stock, in an amount based on the fair market value of our common stock on the settlement date.

Subject to the terms of the plan and award agreements covering the shares, any award of restricted stock units will be subject to vesting during a restriction period of at least three years following the date of grant, except that a restriction period of at least one year is permissible if vesting is conditioned upon the achievement of certain performance goals established by the committee. In addition, subject to the terms of the plan and award agreements covering the shares, an award of restricted stock units may vest in part on a pro rata basis prior to the expiration of any restriction period, and up to five percent of shares available for grant as restricted stock units (together with all other shares available for grant as awards other than options, stock appreciation rights or dividend equivalent rights) may be granted without regard to the restriction period and the Committee may accelerate the vesting and lapse any restrictions with respect to any such restricted stock unit.

Performance Units. The SIP provides for the award of performance units that are valued by reference to a designated amount of cash or other property other than shares of our common stock. The payment of the value of a performance unit is conditioned upon the achievement of performance goals set by the committee in granting the performance unit and may be paid in cash, shares of our common stock, other property or a combination thereof. The performance period for a performance unit must be at least one year. The maximum value of the property that may be paid to a participant pursuant to a performance unit in any year is $5,000,000.

Other Stock-Based Awards. The SIP also provides for the award of shares of our common stock and other awards that are valued by reference to our common stock, including unrestricted stock, dividend equivalents and convertible debentures. Awards of unrestricted stock may only be granted in lieu of compensation that would otherwise be payable to the participant. Subject to the terms of the plan and award agreements covering the shares, any other stock-based award that is a Full Value Award (defined in the SIP as any Award other than an Option or Stock Appreciation Right) will be subject to vesting during a restriction period of at least three years following the date of grant, except that a restriction period of at least one year is permissible if vesting is conditioned upon the achievement of certain performance goals established by the committee. In addition, subject to the terms of the plan and award agreements covering the shares, an other stock-based award that is a Full Value Award may vest in part on a pro rata basis prior to the expiration of any restriction period, and up to five percent of shares available for grant as other stock-based awards that are Full Value Awards (together with all other shares available for grant as Full Value Awards) may be granted with a restriction period of at least one year regardless of whether vesting is conditioned upon the achievement of performance goals.

Performance Goals. The plan provides that performance goals may be established by the committee in connection with the grant of restricted stock, restricted stock units, performance unit or other stock-based awards. In the case of an award intended to qualify for the performance-based compensation exception of Section 162(m) of the Code, (i) such goals will be based on the attainment of specified levels of one or more of the following measures: overall or selected premium or sales growth, expense efficiency ratios (ratio of expenses to premium income), market share, customer service measures or indices, underwriting efficiency and/or quality, persistency factors, return on net assets, economic value added, shareholder value added, embedded value added, combined ratio, expense ratio, loss ratio, premiums, risk based capital, revenues; revenue growth; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); earnings per share; operating income (including non-pension operating income); pre- or after-tax income; cash flow (before or after dividends); cash flow per share (before or after dividends); gross margin; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on assets or operating assets; economic value added (or an equivalent metric); stock price appreciation; total stockholder return (measured in terms of stock price appreciation and dividend growth); cost control; gross profit; operating profit; cash generation; unit volume; stock price; market share; sales; asset quality; cost saving levels; marketing spending efficiency; core non-interest income; or change in our working capital with respect to the Company or any one or more subsidiaries, divisions, business units or business segments of the Company either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies and (ii) such performance goals will be set by the committee within the time period and other requirements prescribed by Section 162(m) of the Code and the regulations promulgated thereunder.

Change in Control. Notwithstanding any other provision of the plan to the contrary, in the event of a “change in control” of the Company (as defined in the SIP), awards granted under the SIP will vest in full and no longer be subject to forfeiture. Unless otherwise provided in the applicable award agreement, notwithstanding any other provision of the SIP to the contrary, upon the termination of employment of a participant, during the 24-month period following a change in control, for any reason other than for cause, any option or stock appreciation right held by the participant as of the date of the change in control that remains outstanding as of the date of such termination of employment may thereafter be exercised, until the later of (i) the last date on which such option or stock appreciation right would be exercisable in the absence of the special change in control provision and (ii) the earlier of (A) the third anniversary of such change in control and (B) expiration of the term of the option or stock appreciation right.

Termination of Employment. Unless otherwise determined by the Committee: upon a participant’s termination of employment for any reason other than death, disability, retirement or cause, any option or SAR that was exercisable immediately before the termination of employment may be exercised at any time until the earlier of (A) the 90th day following such termination of employment and (B) expiration of the term of the option or SAR; upon a participant’s termination of employment by reason of the participant’s death, any option or SAR held by the participant will vest and be exercisable at any time until the earlier of (A) the third anniversary of the date of death and (B) the expiration of the term of the option or SAR; upon a participant’s termination of employment by reason of disability, any option or SAR held by the participant will vest and be exercisable at any time until the expiration of the term of the option or SAR; upon a participant’s termination of employment for retirement, any option or SAR held by the participant will vest and be exercisable at any time until the earlier of (A) the fifth anniversary of the termination of employment and (B) expiration of the term of the option or SAR; and upon a participant’s termination for cause, all options or SARs will be forfeited.

Amendment. The Board or the Committee may amend, alter, or discontinue the SIP, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the participant with respect to a previously granted Award without such participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders (a) to the extent such approval is required (1) by applicable law or the listing standards of the applicable stock exchange as in effect as of the date hereof or (2) under applicable law or the listing standards of the applicable stock exchange as may be required after the date hereof, (b) to the extent such amendment would materially increase the benefits accruing to participants under the SIP, (c) materially increase the number of securities which may be issued under the SIP or (d) materially modify the requirements for participation in the SIP.

Federal Income Tax Consequences.

The following is a summary of certain federal income tax consequences of awards made under the SIP, based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the SIP. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

Non-Qualified Stock Options. A participant will not recognize taxable income at the time of grant of a non-qualified stock option, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and we generally will be entitled to a corresponding deduction.

Incentive Stock Options. A participant will not recognize taxable income at the time of grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. If, however, such shares are disposed of within such two or one year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and we generally will be entitled to a corresponding deduction. The excess of the amount realized through the disposition date over the fair market value of the stock on the exercise date will be treated as capital gain.

Stock Appreciation Rights. A participant will not recognize taxable income at the time of grant of a stock appreciation right, and we will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and the amount of cash paid by us, and we generally will be entitled to a corresponding deduction.

Restricted Stock. A participant will not recognize taxable income at the time of grant of shares of restricted stock, and we will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code to be taxed at such time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company is entitled to a corresponding deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income. The Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Restricted Stock Units. A participant will not recognize taxable income at the time of grant of a restricted stock unit, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by us, and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Performance Units. A participant will not recognize taxable income at the time of grant of performance units, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares or property delivered and the amount of cash paid by us, and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

The foregoing general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the SIP. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the SIP.

New Plan Benefits.

The number of options or other awards, if any, that an individual may receive under the SIP is at the discretion of the committee and therefore cannot be determined in advance, with the exception of the grant of restricted stock with a value of $50,000 which will be paid as additional retainer to each of the non-employee directors. The grant under the SIP will be contingent on and effective with the approval of the SIP by stockholders. If the SIP is not approved, the grant to the non-employee directors will be made under the Amended and Restated Stock Plan of 1999. The following table shows the awards that we believe would have been received under the SIP in 2006 had the SIP been in effect at that time.

Name and Title	No. of Options Granted	Average per Share Exercise Price of Options	No. of Restricted Shares Granted
Thomas R. Watjen President and Chief Executive Officer	—	—	125,000
Robert C. Greving Executive Vice President & Chief Financial Officer	—	—	23,606
Joseph M. Zubretsky Senior Executive Vice President – Finance, Investments & Corp. Development	—	—	81,812
Kevin P. McCarthy, Executive Vice President – President, Unum US	—	—	21,240
Robert O. Best, Executive Vice President – Chief Operating Officer, Unum US	—	—	22,656

Equity Compensation Plan Information

The following table gives information as of December 31, 2006 about the common stock that may be issued under all of our existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans assumed by us in connection with mergers and acquisitions of the companies that originally granted those options (see footnote 5).

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Stockholders	5,638,509(1)	$33.39	8,131,755(2)

Equity Compensation Plans Not Approved by Stockholders	2,985,412(3)	$26.81	1,641,824(4)

Total	8,623,921		9,773,579

(1)	Includes the following plans: (a) Stock Plan of 1994, (b) Non-Employee Director Compensation Plan of 1998, (c) Stock Plan of 1999 and (d) Amended and Restated Management Incentive Compensation Plan of 1994. The number includes 12,744 performance shares granted under the Amended and Restated Management Incentive Compensation Plan of 1994.

(2)	Includes shares under the following plans: (a) Stock Plan of 1999, (b) Non-Employee Director Compensation Plan of 1998, (c) Amended and Restated Management Incentive Compensation Plan of 1998, and (d) UnumProvident Employee Stock Purchase Plan.

(3)	Includes the following plans: (a) Provident Companies, Inc. Employee Stock Option Plan of 1998, (b) UnumProvident Corporation Employee Stock Option Plan, (c) UnumProvident Corporation Broad Based Stock Plan of 2001, and (d) UnumProvident Corporation Broad Based Stock Plan of 2002.

(4)	Includes the following plans: (a) UnumProvident Corporation Broad Based Stock Plan of 2001, (b) UnumProvident Corporation Broad Based Stock Plan of 2002, (c) Unum Limited Savings-Related Share Option Scheme 2000, (d) UnumProvident Corporation Stock Award Recognition Plan of 2002, and (e) UnumProvident Corporation Non-Employee Director Compensation Plan of 2004.

(5)	The table does not include information for the following equity compensation plans assumed by the Company in connection with the merger of the company that originally established those plans: the UNUM Corporation 1990 Long-Term Incentive Plan, the UNUM Corporation 1998 Goals Plan, and the UNUM Corporation 1996 Long-Term Incentive Compensation Plan. As of December 31, 2006, a total of 1,081,664 shares of the Company’s common stock were issuable upon exercise of outstanding options under those assumed plans. The weighted average exercise price of those outstanding options is $45.16 per share. No additional options may be granted under those assumed plans.

Below is a brief description of the equity compensation plans not approved by stockholders:

Provident Companies, Inc. Employee Stock Option Plan of 1998

This plan provided for the award of stock options to employees not eligible for awards under another incentive compensation plan and, therefore, excluded all officers of the Company from participation. One hundred options and fifty options were granted respectively to each full time and part-time employee participant. The total number of options available for grant under this plan was 255,500. The plan terminated December 31, 1998. The plan was administered by the Human Capital Committee of the Board of Directors (Human Capital Committee). The stock options issued under the plan are non-qualified for U.S. tax purposes. The exercise price of options awarded under this plan was the fair market value of the stock on the date of grant. There are provisions for early vesting and/or early termination of the options in the event of retirement, death, disability, and termination of employment. The options outstanding as of June 30, 1999 vested in accordance with the provision of this plan effective with the merger of Unum Corporation with Provident Companies, Inc. There are provisions for adjustments to the number of shares available for grants, number of shares subject to outstanding grants, and the exercise price of outstanding grants in the event of stock splits, stock dividends, or other recapitalization.

UnumProvident Corporation Employee Stock Option Plan (1999)

This plan provided for the award of stock options to employees not eligible for awards under the other stock plans of the Company or at or below a position level as determined by the Human Capital Committee, and therefore excluded all officers of the Company from participation. One hundred and fifty options and seventy-five options were granted respectively to each full time and part-time employee participant. The total number of options available for grant under this plan was 3,500,000. This plan was terminated in February 2002. This plan was administered by the Human Capital Committee. The stock options issued under the plan are non-qualified for U.S. tax purposes. The exercise price of options awarded under this plan was the fair market value of the stock on the date of grant. There are provisions for early vesting and/or early termination of the options in the event of retirement, death, disability, and termination of employment. The plan also provides for acceleration of vesting if there is a change in control, subject to certain limitations, and in other circumstances at the Committee’s discretion. There are provisions for adjustments to the number of shares available for grants, number of shares subject to outstanding grants, and the exercise price of outstanding grants in the event of stock splits, stock dividends, or other recapitalization.

UnumProvident Corporation Broad Based Stock Plan of 2001

This plan provides for the grant of stock options to employees, officers, consultants, producers (as defined in the plan) and directors of the Company. The plan specifically prohibits the granting of any options under the plan to members of the Company’s Board of Directors and to any “officer” of the Company as defined in Rule 16a-1(f) under the 1934 Act or such other definition of the term “officer” as the New York Stock Exchange may subsequently adopt for purposes of its “broad-based” requirements of Rule 312.03 of NYSE Listed Company Manual. No awards have been made under the plan to employees above the level of Vice President. The total number of options available for grant under this plan was 2,000,000. The stock options are non-qualified for U.S. tax purposes. The exercise price of options awarded under this plan is the fair market value of the stock on the date of grant. The term of any option issued under the plan cannot exceed ten years. There are provisions for early vesting and/or early termination of the options in the event of retirement, death, disability, and termination of employment. The plan also provides for acceleration of vesting if there is a change in control, subject to certain limitations, and in other circumstances at the Committee’s discretion. The plan includes provisions for adjustments to the number of shares available for grants, number of shares subject to outstanding grants, and the exercise price of outstanding grants in the event of stock splits, stock dividends, or other recapitalization.

UnumProvident Corporation Broad Based Stock Plan of 2002

This plan provides for the grant of stock options to employees, officers, consultants, producers (as defined in the plan), and directors of the Company. The plan specifically prohibits the granting of any options under the plan to members of the Company’s Board of Directors and to any “officer” of the Company as defined in Rule 16a-1(f) under the 1934 Act or such other definition of the term “officer” as the New York Stock Exchange may subsequently adopt for purposes of its “broad-based” requirements of Rule 312.03 of NYSE Listed Company Manual. No awards have been made under the plan to employees above the level of Vice President. The total number of options available for grant under this plan was 2,390,000. The plan was terminated in February 2004. The stock options are non-qualified for U.S. tax purposes. The exercise price of options awarded under this plan is the fair market value of the stock on the date of grant. The term of any option issued under the plan cannot exceed ten years. There are provisions for early vesting and/or early termination of the options in the event of retirement, death, disability, and termination of employment. The plan also provides for acceleration of vesting if there is a change in control, subject to certain limitations, and in other circumstances at the Committee’s discretion. The plan includes provisions for adjustments to the number of shares available for grants, number of shares subject to outstanding grants, and the exercise price of outstanding grants in the event of stock splits, stock dividends, or other recapitalization.

UnumProvident Corporation Stock Award Recognition Plan of 2002

This plan provides for the grant of stock awards to employees of the Company who are at or below the level of Vice President and who are not officers, directors, or otherwise considered to be affiliates of the Company within the meaning of Rule 144 of the Securities Act of 1933. The plan is administered by the Chief Executive Officer. The total number of shares available for grant under this plan was 25,000. Stock awarded under the plan may be subject to restrictions. There are provisions for early vesting and/or early termination of restrictions in the event of retirement, death, disability, and termination of employment. The plan also provides for restrictions on awards to lapse if there is a change in control, subject to certain limitations, and in other circumstances at the CEO’s discretion. The plan includes provisions for adjustments to the number of shares available for grants and the number of shares subject to outstanding grants in the event of stock splits, stock dividends, or other recapitalization.

Unum Limited Savings-Related Share Option Plan 2000

This plan of the Company’s subsidiary, Unum Limited, in the United Kingdom allows employees of Unum Limited to acquire options for shares of the Company’s common stock by making an election to purchase stock at a price of at least 80% of the market value of the stock on the date prior to the date the invitation to apply for the option is made or, if greater, the nominal value of a share (the Acquisition Price). The total number of options available for grant under this plan was 200,000. The maximum contribution per month per employee is £150. Contributions are made for a three year period at the end of which the employee can elect to receive cash plus interest or purchase shares at the Acquisition Price. The directors of Unum Limited are the administrators of the plan. There are provisions for early expiration of options in the event of termination of employment and acceleration of vesting and expiration due to death, disability, or retirement. The plan also provides for acceleration of vesting upon a change of control, reconstruction, or voluntary winding up of the Company. The plan includes provisions for adjustments to the number of shares available for grants, and the number of shares subject to outstanding grants in the event of capitalization, consolidation sub-division or reduction, or other variation of the share capital of the Company.

UNUM Corporation 1998 Goals Stock Option Plan

This plan which was assumed by the Company pursuant to the merger, provided for the grant in 1995 of three hundred options to employees below the level of Vice President. Employees who were hired in 1996 and 1997 automatically received two hundred and one hundred options respectively. The vesting of the options was contingent on meeting specified “1998 Goals,” long-term goals established at the time the plan was adopted. The Chief Executive Officer was the administrator of the plan. The total number of options available for grant under this plan was 3,000,000. No new grants could be made under the plan after 1997. The exercise price of options awarded under this plan was the fair market value of the stock on the date of grant. There are provisions for early vesting and/or early termination of the options in the event of retirement, death, disability, and termination of employment. The plan also provides for acceleration of vesting if there is a change in control. The plan includes provisions for adjustments to the number of shares available for grants, number of shares subject to outstanding grants, and the exercise price of outstanding grants in the event of stock splits, stock dividends, or other recapitalization.

UnumProvident Corporation Amended and Restated Non-Employee Director Compensation Plan of 2004

This plan provides for the payment of compensation to the non-employee directors who serve on the Company’s Board. Non-employee directors receive an annual retainer of $80,000, the chairs of the standing committees receive an additional retainer of $7,500, and all directors receive $2,000 for each meeting attended in person and $500 for each conference call meeting of the Board and of the committees on which they participate, including special committees. Under the plan, directors make an irrevocable election each year to receive all or a portion of their retainers and meeting fees in either cash or deferred share rights. A deferred share right is a right to receive one share of common stock on the earlier of (i) the director’s termination of service as a director of the Company, or (ii) another designated date at least three years after the date of the deferral election. The number of deferred share rights granted is calculated as the number of whole shares equal to (i) the dollar amount of the annual retainer and/or fees that the director elects to have paid in deferred share rights, divided by (ii) the fair market value per share on the grant date. The aggregate number of shares which can be issued under the plan is 500,000. The plan is administered by the Human Capital Committee. The plan includes provisions restricting the transferability of the deferred share rights, provisions for adjustments to the number of shares available for grants, and the number of shares subject to outstanding grants in the event of recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, or other similar corporate transaction. There are stock ownership guidelines for participants under the plan.

Other information required by Item 12 is included under the captions, “Beneficial Ownership of Company Securities,” and “Security Ownership of Directors and Officers” of the Registrant’s Proxy Statement for the 2007 Annual Meeting of Stockholders and is incorporated herein by reference.

Approval.

Approval of the SIP requires the affirmative vote of at least a majority of the votes entitled to be cast by stockholders represented and entitled to vote at the Meeting.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. Proxies solicited by the board of directors will be voted FOR this proposal, unless you specify otherwise in your proxy.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 3 on the Proxy Card)

The Board of Directors has selected Ernst & Young LLP as independent registered public accounting firm (“independent auditors”) to audit our financial statements for the current fiscal year and is recommending their selection for ratification by the stockholders. Representatives of Ernst & Young LLP are expected to be present at the Meeting to respond to appropriate questions and to make a statement if they so desire. Although ratification is not legally required, we are submitting the appointment of Ernst & Young LLP to our stockholders for ratification in the interest of good corporate governance. In the event this appointment is not ratified, the Audit Committee will reconsider the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

Audit Fees

The aggregate fees and expenses related to professional services rendered by Ernst & Young LLP for the fiscal year audit of our annual financial statements, the interim reviews of the financial statements and internal control over financial reporting, the interim reviews of the financial statements included in our quarterly reports on Form 10-Q, and services provided in connection with statutory and regulatory filings were $7,460,931 and $7,423,203 respectively, for fiscal years 2006 and 2005.

Audit-Related Fees

The aggregate fees and expenses related to professional services rendered by Ernst & Young LLP for audit-related services, comprised primarily of accounting consultations, SAS 70 reviews, and audit related services for our employee benefit plans, for fiscal years 2006 and 2005, were $753,136 and $687,088, respectively.

Tax Fees

The aggregate fees and expenses related to professional services rendered by Ernst & Young LLP for tax planning during fiscal years 2006 and 2005 were $84,156 and $440,078 (almost exclusively for services in connection with the repatriation of dividends from certain of our foreign subsidiaries) respectively.

All Other Fees

There were no fees billed during fiscal years 2006 or 2005 for products or services other than those reported above for audit, audit-related and tax services.

Audit Committee Pre-approval Policies

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent auditors. As part of its responsibility, the Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for setting pre-approval limits for specifically defined audit and non-audit services. In pre-approving the services, the Audit Committee considers whether such services are consistent with SEC rules on auditor independence. Specific approval by the Audit Committee will be required if fees for any particular service or aggregate fees for services of a similar nature exceed the pre-approved limits. The Audit Committee has delegated to the Chair of the

Audit Committee authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting. Under the pre-approval policies established by the Company, in 2006 100% of the non-audit services provided by Ernst & Young LLP were pre-approved by the Audit Committee. The Audit Committee has pre-approved certain services that may be provided by Ernst & Young LLP related to fiscal year 2007 up to specific fee limits. The pre-approved fee limits are $100,000 for the specified audit-related services and $55,000 for the specified tax services. The audit fees will be determined and approved after the nature, timing, and scope of the 2007 audit is validated.

Approval

Ratification of the appointment of Ernst & Young LLP as our registered independent accounting public accounting firm requires the affirmative vote of at least a majority of the votes entitled to be cast by stockholders represented and entitled to vote at the Meeting.

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm.

ADDITIONAL INFORMATION

Multiple Stockholders Having the Same Address – “Householding”

We have adopted a procedure approved by the SEC called “householding”. Under this procedure, if you and other residents who have the same last name and the same mailing address own shares of our stock, you may have received a notice notifying you that your household will be sent only one copy of the Annual Report to Stockholders and Proxy Statement. If you did not “opt-out” using the procedure described in the notice, you will receive only one copy for your household, until we are notified that the stockholders in your household wish to continue to receive individual copies. At least one copy of the Annual Report and Proxy Statement will be sent to your address. Additional copies of the Annual Report and Proxy Statement and additional information, including the Annual Report on Form 10-K filed with the SEC, are available without charge from the Office of the Corporate Secretary, 1 Fountain Square, Chattanooga, Tennessee, 37402, or by calling toll-free 1-800-718-8824. If you are currently receiving multiple copies of Annual Reports and Proxy Statements, and would like to receive only one copy, please contact us at the foregoing address and telephone number. The Annual Report, Proxy Statement and Form 10-K are also available on the Company’s website at www.unum.com - Financials.

Stockholder Proposals

Under the rules of the SEC and our Bylaws, if a stockholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2008 Annual Meeting stockholders, the proposal must be received at our principal executive offices at Unum Group, 1 Fountain Square, Chattanooga, Tennessee, 37402 by December 12, 2007. Proposals should be sent to the attention of our Corporate Secretary at 1 Fountain Square, Chattanooga, Tennessee, 37402. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

Other business

At the date hereof, there are no other matters that the Board intends to present, or has reason to believe others will present, at the Meeting. If other matters come before the Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

Nominations — Notice Requirement and Procedures

Under our Bylaws, nominations of persons for election to our Board of Directors may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors, or by any stockholder of the Company entitled to vote for the election of Directors at the meeting. Our policy is to consider candidates recommended by stockholders in the same manner as other candidates. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to our Corporate Secretary by a stockholder of the Company of record at the time of the delivery of said notice who is entitled to vote at the meeting. To be timely, a stockholder’s notice shall be delivered to, or mailed and received at, our principal executive offices not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 75 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was first made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Company which are beneficially owned by the person, (iv) a description of all arrangements, understandings or relationships between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, and (v) any other information relating to the person that is required to be disclosed in solicitations of proxies for election of Directors pursuant to Rule 14(a) under the Securities Exchange Act of 1934, as amended (the “Act”), and any other applicable laws or rules or regulations of any governmental authority or of any national securities exchange or similar body overseeing any trading market on which shares of the Company are traded, and (b) as to the stockholder giving the notice, (i) the name and address of record of the stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (ii) the class and number of shares of the Company which are beneficially owned by the stockholder and such beneficial owner, and (iii) a representation that the stockholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice.

Incorporation by Reference

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

Voting Via the Internet or by Telephone

Provision has been made for you to vote your shares of common stock via the internet or by telephone. You may also vote your shares by mail. Please see “How do I vote?” and the proxy card or voting instruction form accompanying this proxy statement for specific instructions on how to cast your vote by any of these methods.

The internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. We have been advised that the Internet and telephone voting procedures that have been made available to you are consistent with the requirements of applicable law. Stockholders voting via the internet and by telephone should understand that there may be costs associated with voting in these manners, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

Exhibit A

UNUM GROUP

STOCK INCENTIVE PLAN OF 2007

SECTION 1. Purpose; Definitions

The purpose of this Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a long-term incentive plan providing incentives directly linked to stockholder value. Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

(a) “Affiliate” means a corporation or other entity controlled by, controlling or under common control with, the Company.

(b) “Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

(c) “Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Units or Other Stock-Based Award granted pursuant to the terms of this Plan.

(d) “Award Agreement” means a written document or agreement setting forth the terms and conditions of a specific Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of the Participant for committing a felony under federal law or the law of the state in which such action occurred, (B) dishonesty in the course of fulfilling the Participant’s employment duties, (C) failure on the part of the Participant to perform substantially such Participant’s employment duties in any material respect, (D) a material violation of the Company’s ethics and compliance program, or (E) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant’s Award Agreement. Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

(g) “Change in Control” has the meaning set forth in Section 10(b).

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(i) “Commission” means the Securities and Exchange Commission or any successor agency.

(j) “Committee” has the meaning set forth in Section 2(a).

(k) “Common Stock” means common stock, par value $.10 per share, of the Company.

(l) “Company” means Unum Group, a Delaware corporation.

(m) “Disability” means (i) “Disability” as defined in any Individual Agreement to which the Participant is a party, (ii) if there is no such Individual Agreement or it does not define “Disability,” (A) any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature, or (B) if there is no such plan applicable to the Participant, “Disability” as determined by the Committee. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code and, to the extent required by Section 409A of the Code, “disability” within the meaning of Section 409A of the Code.

(n) “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

(o) “Eligible Individuals” means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(q) “Fair Market Value” means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion.

(r) “Free-Standing SAR” has the meaning set forth in Section 5(b).

(s) “Full-Value Award” means any Award other than an Option or Stock Appreciation Right.

(t) “Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award, or (ii) such later date as the Committee shall provide in such resolution.

(u) “Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

(v) “Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

(w) “Nonqualified Option” means any Option that is not an Incentive Stock Option.

(x) “Option” means an Award granted under Section 5.

(y) “Other Stock-Based Award” means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation), unrestricted stock, dividend equivalents, and convertible debentures.

(z) “Participant” means an Eligible Individual to whom an Award is or has been granted.

(aa) “Performance Goals” means the performance goals established by the Committee in connection with the grant of Restricted Stock, Restricted Stock Units, Performance Units or Other Stock-Based Awards. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: overall or selected premium or sales growth, expense efficiency ratios (ratio of expenses to premium income), market share, customer service measures or indices, underwriting efficiency and/or quality, persistency factors, return on net assets, economic value added, shareholder value added, embedded value added, combined ratio, expense ratio, loss ratio, premiums, risk based capital, revenues, revenue growth, earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), earnings per share, operating income (including non-pension operating income), pre- or after-tax income, net income, cash flow (before or after dividends), cash flow per share (before or after dividends), gross margin, return on equity, return on capital (including return on total capital or return on invested capital), cash flow return on investment, return on assets or operating assets, economic value added (or an equivalent metric), stock price appreciation, total stockholder return (measured in terms of stock price appreciation and dividend growth), cost control, gross profit, operating profit, cash generation, unit volume, stock price, market share, sales, asset quality, cost saving levels, marketing-spending efficiency, core non-interest income, or change in working capital with respect to the Company or any one or more subsidiaries, divisions, business units or business segments of the Company either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and the regulations promulgated thereunder.

(bb) “Performance Period” means that period established by the Committee at the time any Performance Unit is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

(cc) “Performance Unit” means any Award granted under Section 8 of a unit valued by reference to a designated amount of cash or other property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(dd) “Plan” means this Unum Group Stock Incentive Plan of 2007, as set forth herein and as hereafter amended from time to time.

(ee) “Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 11.

(ff) “Restricted Stock” means an Award granted under Section 6.

(gg) “Restricted Stock Units” means an Award granted under Section 7.

(hh) “Retirement” means the Participant’s Termination of Employment after the attainment of age 65 or the attainment of age 55 and at least 15 years of service.

(ii) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(jj) “Share” means a share of Common Stock.

(kk) “Stock Appreciation Right” has the meaning set forth in Section 5(b).

(ll) “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(mm) “Tandem SAR” has the meaning set forth in Section 5(b).

(nn) “Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

(oo) “Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, (i) if a Participant’s employment with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Employment and (ii) a Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment.

SECTION 2. Administration

(a) Committee. The Plan shall be administered by the Human Capital Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall, subject to Section 11, have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms and conditions of the Plan:

(i) to select the Eligible Individuals to whom Awards may from time to time be granted;

(ii) to determine whether and to what extent Incentive Stock Options, Nonqualified Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Other Stock-Based Awards, or any combination thereof, are to be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(v) subject to Section 12, to modify, amend or adjust the terms and conditions of any Award;

(vi) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(vii) to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

(viii) subject to Section 12, to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(ix) to decide all other matters that must be determined in connection with an Award;

(x) to determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

(xi) to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and

(xii) to otherwise administer the Plan.

(b) Procedures.

(i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

(ii) Subject to Section 11(c), any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c) Discretion of Committee. Subject to Section 1(f), any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

(d) Cancellation or Suspension. Subject to Section 5(d), the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended. In particular, but without limitation, all outstanding Awards to any Participant may be canceled if the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest, as determined by the Committee or any one or more Senior Managers or committee of senior managers to whom the authority to make such determination is delegated by the Committee.

(e) Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless otherwise provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 12 hereof.

SECTION 3. Common Stock Subject to Plan

(a) Plan Maximums. The maximum number of Shares that may be granted pursuant to Awards under the Plan shall be 35,000,000. The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be 1,000,000 Shares. Shares subject to an Award under the Plan may be authorized and unissued Shares.

(b) Individual Limits. No Participant may be granted Awards covering in excess of 1,000,000 Shares during any calendar year.

(c) Rules for Calculating Shares Delivered. For purposes of the limits set forth in Sections 3(a) and 3(b), each Full Value Award shall be counted as 2.7 Shares. To the extent that any Award is forfeited, or any Option and the related Tandem SAR (if any) or Free-Standing SAR terminates, expires or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under the Plan. If the exercise price of any Option and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares (either actually or through attestation) or withholding Shares relating to such Award, the gross number of Shares subject to the Award shall nonetheless be deemed to have been granted for purposes of the first sentence of Section 3(a).

(d) Adjustment Provision. In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, separation, spinoff, Disaffiliation, extra-ordinary dividend of cash or other property, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards. In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee shall adjust the Performance Goals applicable to any

Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other the Company’s SEC filings, provided that in the case of Performance Goals applicable to any Qualified Performance-Based Awards, such adjustment does not violate Section 162(m) of the Code.

(e) Section 409A. Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 3(d) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 3(d) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to Section 3(d) to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Grant Date to be subject thereto.

SECTION 4. Eligibility

Awards may be granted under the Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).

SECTION 5. Options and Stock Appreciation Rights

(a) Types of Options. Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option.

(b) Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with an Option, or “Free-Standing SARs,” which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

(c) Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

(d) Exercise Price. The exercise price per Share subject to an Option or Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date. In no event may any Option, Tandem SAR, or Free-Standing SAR granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Option or Free-Standing SAR with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or Free-Standing SAR, unless such amendment, cancellation, or action is approved by the Company’s stockholders.

(e) Term. The Term of each Option and each Free-Standing SAR shall be fixed by the Committee, but shall not exceed ten years from the Grant Date.

(f) Vesting and Exercisability. Except as otherwise provided herein, Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee, provided that, except as otherwise determined by the Committee, in no event shall the normal vesting schedule of an Option or Free-Standing SAR provide that such Option or Free-Standing SAR vest prior to the first anniversary of the date of grant (other than in the case of death or Disability).

(g) Method of Exercise. Subject to the provisions of this Section 5, Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the applicable term by giving written notice of exercise to the Company specifying the number of shares of Common Stock as to which the Option or Free-Standing SAR is being exercised. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of shares multiplied by the applicable exercise price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made as follows:

(i) Payments made be made in the form of unrestricted shares of Common Stock (by delivery of such shares or by attestation) of the same class as the Common Stock subject to the Option already owned by the Participant (based on the Fair Market Value of the Common Stock on the date the Option is exercised).

(ii) To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. To the extent permitted by applicable law, the Committee may also provide for Company loans to be made for purposes of the exercise of Options.

(iii) Payment may be made by instructing the Company to withhold a number of shares of Common Stock having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to product of (A) the exercise price multiplied by (B) the number of shares of Common Stock in respect of which the Option shall have been exercised.

(h) Delivery; Rights of Stockholders. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14(a), and (iii) in the case of an Option, has paid in full for such Shares.

(i) Nontransferability of Options and Stock Appreciation Rights. No Option or Free-Standing SAR shall be transferable by a Participant other than, for no value or consideration, (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option or Free-Standing SAR, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. A Tandem SAR shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5(i), it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

(j) Termination of Employment. A Participant’s Options and Stock Appreciation Rights shall be forfeited upon his or her Termination of Employment, except as set forth below:

(i) Upon a Participant’s Termination of Employment for any reason other than death, Disability, Retirement or for Cause, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the 90th day following such Termination of Employment and (B) expiration of the Term thereof;

(ii) Upon a Participant’s Termination of Employment by reason of the Participant’s death, any Option or Stock Appreciation Right held by the Participant shall vest and be exercisable at any time until the earlier of (A) the third anniversary of the date of such death and (B) the expiration of the Term thereof;

(iii) Upon a Participant’s Termination of Employment by reason of Disability, any Option or Stock Appreciation Right held by the Participant shall vest and be exercisable at any time until the expiration of the Term thereof;

(iv) Upon a Participant’s Termination of Employment for Retirement, any Option or Stock Appreciation Right held by the Participant shall vest and be exercisable at any time until the earlier of (A) the fifth anniversary of such Termination of Employment and (B) expiration of the Term thereof; and

(k) Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment, provided, that if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement.

SECTION 6. Restricted Stock

(a) Nature of Awards and Certificates. Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Unum Group, Stock Incentive Plan of 2007 and

an Award Agreement. Copies of such Plan and Agreement are on file at the offices of Unum Group, 1 Fountain Square, Chattanooga, Tennessee 37402.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(b) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(i) The Committee shall, prior to or at the time of grant, condition (A) the vesting of an Award of Restricted Stock upon the continued service of the applicable Participant or (B) the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient.

(ii) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock. Subject to the terms of the Plan and the applicable Award Agreement, any Award of Restricted Stock shall be subject to vesting during the Restriction Period of at least three years following the date of grant, provided that a Restriction Period of at least one year following the date of grant is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further that an Award may vest in part on a pro rata basis prior to the expiration of any Restriction Period, and provided, further, that up to five percent of Shares available for grant as Restricted Stock (together with all other Shares available for grant as Full-Value Awards) may be granted without regard to the foregoing requirements and the Committee may accelerate the vesting and lapse any restrictions with respect to any such Restricted Stock Awards.

(iii) Except as provided in this Section 6 and in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and subject to Section 14(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 3(d), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.

(iv) If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

SECTION 7. Restricted Stock Units

(a) Nature of Awards. Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares, or both, based upon the Fair Market Value of a specified number of Shares.

(b) Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:

(i) The Committee shall, prior to or at the time of grant, condition (A) the vesting of Restricted Stock Units upon the continued service of the applicable Participant or (B) the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate the Restricted Stock Units as a Qualified Performance-Based Awards. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits.

(ii) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Units for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units. Subject to the terms of the Plan and the applicable Award Agreement, any Restricted Stock Units shall be subject to vesting during the Restriction Period of at least three years following the date of grant, provided that a Restriction Period of at least one year following the date of grant is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further that a Restricted Stock Unit may vest in part prior to the expiration of any Restriction Period, and provided, further, that up to five percent of Shares available for grant as Restricted Stock Units (together with all other Shares available for grant as Full-Value Awards) may be granted without regard to the foregoing requirements and the Committee may accelerate the vesting and lapse any restrictions with respect to any such Restricted Stock Units.

(iii) The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 14(e) below).

SECTION 8. Performance Units.

Performance Units may be issued hereunder to Eligible Individuals, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The Performance Goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Unit, provided that the Performance Period shall be no less than one year following the date of grant. The Committee may, in connection with the grant of Performance Units, designate them as Qualified Performance-Based Awards. The conditions for grant or vesting and the other provisions of Performance Units (including without limitation any applicable Performance Goals)

need not be the same with respect to each recipient. Performance Units may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable Award Agreement. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Units may be paid in a lump sum or in installments following the close of the Performance Period. The maximum value of the property, including cash, that may be paid or distributed to any Participant pursuant to a grant of Performance Units made in any one calendar year shall be five million dollars ($5,000,000).

SECTION 9. Other Stock-Based Awards

Other Stock-Based Awards may be granted under the Plan, provided that any Other Stock-Based Awards that are Awards of Common Stock that are unrestricted shall only be granted in lieu of other compensation due and payable to the Participant. Subject to the terms of the Plan, any Other Stock-Based Award that is a Full-Value Award shall be subject to vesting during a Restriction Period of at least three years following the date of grant, provided that a Restriction Period of at least one year following the date of grant is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further that an Other Stock-Based Award that is a Full-Value Award may vest in part on a pro rata basis prior to the expiration of any Restriction Period, provided, further, that up to five percent of Shares available for grant as Other Stock-Based Awards that are Full-Value Awards (together with all other Shares available for grant as Full-Value Awards) may be granted with a Restriction Period of at least one year following the date of grant regardless of whether vesting is conditioned upon the achievement of Performance Goals.

SECTION 10. Change in Control Provisions

(a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control (as defined below), except to the extent the Committee specifically provides otherwise in an Award Agreement, and except as provided in Section 3(d) and in Section 10(d), immediately upon the occurrence of a Change in Control:

(i) any Options and Stock Appreciation Rights outstanding which are not then exercisable and vested shall become fully exercisable and vested;

(ii) the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable;

(iii) all Restricted Stock Units shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Restricted Stock Units shall be settled in cash as promptly as is practicable; and

(iv) the Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes.

(b) Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean any of the following events:

(i) during any period of two consecutive years, individuals who, at the beginning or such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director and whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Act) (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Act and as used in Sections 13(d)(3) and 14(d)(2) of the Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election or Contest or Proxy Contest, shall be deemed an Incumbent Director;

(ii) any person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control of the Company by virtue of any of the following acquisitions: (A) by the Company of any subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (C) by an underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii), or (E) a transaction (other than one described in (iii) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause (E) does not constitute a Change in Control of the Company under this paragraph (ii);

(iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or sale or other disposition of all or substantially all of the Company’s assets to an entity that is not an affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

(c) Special Change in Control Post-Termination Exercise Rights. Unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of the Plan to the contrary, upon the Termination of Employment of a Participant, during the 24-month period following a Change in Control, for any reason other than for Cause, any Option or Stock Appreciation Right held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such Termination of Employment may thereafter be exercised, until the later of (i) the last date on which such Option or Stock Appreciation Right would be exercisable in the absence of this Section 10(c) and (ii) the earlier of (A) the third anniversary of such Change in Control and (B) expiration of the Term of such Option or Stock Appreciation Right.

(d) Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 10 shall be applicable only to the extent specifically provided in the Award Agreement and permitted pursuant to Section 11(e).

SECTION 11. Qualified Performance-Based Awards; Section 16(b); Section 409A

(a) The provisions of this Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention (including, without limitation, to require that all such Awards be granted by a committee composed solely of members who satisfy the requirements for being “outside directors” for purposes of the Section 162(m) Exemption (“Outside Directors”)). When granting any Award other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of Outside Directors). Within 90 days after the commencement of a Performance Period or, if earlier, by the expiration of 25% of a Performance Period, the Committee will designate one or more Performance Periods, determine the Participants for the Performance Periods and establish the Performance Goals for the Performance Periods.

(b) Each Qualified Performance-Based Award (other than an Option or Stock Appreciation Right) shall be earned, vested and/or payable (as applicable) upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate.

(c) The full Board shall not be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

(d) The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

(e) It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in the immediately following sentence, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code.

SECTION 12. Term, Amendment and Termination

(a) Effectiveness. The Plan was approved by the Board on March 21, 2007, subject to and contingent upon approval by at least a majority of the outstanding shares of the Company. The Plan will be effective as of the date of such approval by the Company’s stockholders (the “Effective Date”).

(b) Termination. The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

(c) Amendment of Plan. The Board or the Committee may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders (a) to the extent such approval is required (1) by applicable law or the listing standards of the Applicable Exchange as in effect as of the date hereof or (2) under applicable law or the listing standards of the Applicable Exchange as may be required after the date hereof, (b) to the extent such amendment would materially increase the benefits accruing to Participants under the Plan, (c) to the extent such amendment would materially increase the number of securities which may be issued under the Plan, (d) to the extent such amendment would materially modify the requirements for participation in the Plan or (e) that would accelerate the vesting of any Restricted Stock or Restricted Stock Units under the Plan except as otherwise provided in the Plan.

(d) Amendment of Awards. Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption or without the Participant’s consent materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

SECTION 13. Unfunded Status of Plan

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 14. General Provisions

(a) Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b) Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c) No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

(d) Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e) Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 14(e).

(f) Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.

(g) Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled should revert to the Company.

(h) Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

(i) Non-Transferability. Except as otherwise provided in Section 5(i) or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

(j) Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

(k) Deferrals. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

Admission Ticket
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DESIGNATION (IF ANY)		000000000.000000 ext	000000000.000000 ext
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Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 18, 2007.

Vote by Internet
• Log on to the Internet and go to www.investorvote.com

• Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒		• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	123456	C0123456789	12345

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

A Proposals — The Board of Directors recommends a vote FOR each of the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	For	Against		For	Against		For	Against	+
01 - E. Michael Caulfield	☐	☐	02 - Ronald E. Goldsberry	☐	☐	03 - Michael J. Passarella	☐	☐

	For	Against	Abstain		For	Against	Abstain

2. Approval of Stock Incentive Plan of 2007	☐	☐	☐	3. Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEARS HEREON. IF STOCK IS HELD JOINTLY, SIGNATURES SHOULD APPEAR FOR BOTH NAMES. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR CUSTODIAN, PLEASE INDICATE THE CAPACITY IN WHICH YOU ARE ACTING.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

■	C 1234567890	J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+
1 U P X 0 1 2 9 2 0 1

Admission Ticket

UNUM GROUP

ANNUAL MEETING OF STOCKHOLDERS

May 18, 2007

10:00 a.m. Eastern Daylight Time

1200 Colonial Life Boulevard, Columbia, South Carolina

This admission ticket admits only the named stockholder.

If you plan on attending the Annual Meeting in person, please bring this Admission Ticket or proof of ownership of the Company’s common stock as of March 19, 2007 and valid picture identification (such as a driver’s license or passport).

If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Meeting, a recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the Meeting without an admission ticket, we will admit you only if we are able to verify that you are a Company stockholder.

No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Meeting. For your safety, we reserve the right to inspect all personal items prior to admission to the Meeting.

Your compliance is appreciated.

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Proxy — UNUM GROUP

Annual Meeting of Stockholders

May 18, 2007

10:00 a.m. Eastern Daylight Time

1200 Colonial Life Boulevard, Columbia, South Carolina

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNUM GROUP

The undersigned hereby appoints Thomas R. Watjen and Charles L. Glick, or either of them, proxies, each with full power of substitution, acting jointly or by either of them if only one be present and acting, to vote and act with respect to all of the shares of common stock of the undersigned in Unum Group, at the Annual Meeting, upon all matters that may properly come before the meeting, and at any adjournment or postponement thereof, including the matters described in the Proxy Statement furnished herewith, subject to the directions indicated on the reverse side of this card or through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting and at any adjournment or postponement thereof. If specific voting instructions are not given with respect to the matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the Board of Directors’ recommendations provided on the reverse side of this card, and at their discretion on any other matters that may properly come before the meeting and at any adjournment or postponement thereof.

This proxy card, when signed and returned, will also constitute voting instructions to the trustee for shares held in the Unum Group 401(k) Retirement Plan or to the broker-dealer for shares held in the Employee Stock Purchase Plan and the Stock Plan of 1999. If voting instructions representing shares in the foregoing employee benefit plans are not received, those shares will not be voted.